EXHIBIT 10.56



CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXECUTION COPY













                                LICENSE AGREEMENT

                            dated as of March 8, 1999

                                 by and between

                             TECHNICLONE CORPORATION

                                       and

                                   SCHERING AG


                                TABLE OF CONTENTS

                                                                                                               PAGE

Article I DEFINITIONS      .................................................................................... I-4

         Section 1.01      Definitions..........................................................................I-4

Article II LICENSES AND ASSIGNMENT............................................................................II-11

         Section 2.01      Exclusive Patent and Trademark License and Assignment to Schering..................II-11
         Section 2.02      Existing Licenses..................................................................II-12
         Section 2.03      VTA Technology.....................................................................II-12
         Section 2.04      Credit for Oncolym Payments........................................................II-13
         Section 2.05      Orphan Drug Act....................................................................II-13

Article III DEVELOPMENT    ..................................................................................III-14

         Section 3.01      JDC ............................................................................. III-14
         Section 3.02      Development.......................................................................III-15
         Section 3.03      Clinical Development Applications and Drug Approval Applications..................III-17
         Section 3.04      Costs of Development..............................................................III-18
         Section 3.05      Use of Funds......................................................................III-19
         Section 3.06      Right to Engage Third Parties.....................................................III-19
         Section 3.07      Schering Step-In Rights...........................................................III-20
         Section 3.08      Commercialization.................................................................III-20

Article IV PAYMENTS        .................................................................................. IV-20

         Section 4.01      Initial Payment....................................................................IV-20
         Section 4.02      Milestone Payments.................................................................IV-21
         Section 4.03      Additional Indications.............................................................IV-21

Article V COMMERCIALIZATION ...................................................................................V-22

         Section 5.01      Schering as Sole Marketing Party....................................................V-22
         Section 5.02      Commercialization Efforts...........................................................V-22
         Section 5.03      Competing Products..................................................................V-22
         Section 5.04      Techniclone Restrictions............................................................V-22

Article VI ROYALTIES       ...................................................................................VI-23

         Section 6.01      Royalties..........................................................................VI-23
         Section 6.02      Royalty Reports and Payments.......................................................VI-24
         Section 6.03      Payments; Interest.................................................................VI-24
         Section 6.04      Taxes .............................................................................VI-24
         Section 6.05      Payments to or Reports by Affiliates...............................................VI-24
         Section 6.06      Payment Currency...................................................................VI-24


                                       i.





Article VII MANUFACTURE AND SUPPLY...........................................................................VII-25

         Section 7.01      Manufacture and Supply by Techniclone.............................................VII-25
         Section 7.02      Regulatory Approval for Manufacturing.............................................VII-25
         Section 7.03      Testing ..........................................................................VII-25
         Section 7.04      Specifications....................................................................VII-26
         Section 7.05      Quality Testing...................................................................VII-26
         Section 7.06      Stability; Recordkeeping; Inspection; etc.........................................VII-27
         Section 7.07      Forecasts and Orders..............................................................VII-27
         Section 7.08      Delivery and Shipment.............................................................VII-27
         Section 7.09      Warranties........................................................................VII-27
         Section 7.10      Acceptance and Pricing............................................................VII-27
         Section 7.11      Construction of Commercial Radiolabeling Sites....................................VII-28
         Section 7.12      Schering Option to Take Over Manufacturing........................................VII-29
         Section 7.13      Schering Manufacturing Step-In Rights.............................................VII-29

ARTICLE VIII CONFIDENTIALITY ...............................................................................VIII-30

         Section 8.01      Confidentiality; Exceptions......................................................VIII-30
         Section 8.02      Authorized Disclosure............................................................VIII-30
         Section 8.03      Survival........................................................................ VIII-31
         Section 8.04      Termination of Prior Agreement...................................................VIII-31
         Section 8.05      Publications.....................................................................VIII-31
         Section 8.06      Publicity Review.................................................................VIII-31

Article IX OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS...............................................IX-31

         Section 9.01      Ownership..........................................................................IX-31
         Section 9.02      Disclosure of Joint Inventions.....................................................IX-31
         Section 9.03      Patent Filings.....................................................................IX-31
         Section 9.04      Third Party Patent Rights..........................................................IX-32
         Section 9.05      Enforcement Rights.................................................................IX-32
         Section 9.06      Defense and Settlement of Third Party Claims.......................................IX-33
         Section 9.07      Patent Expenses....................................................................IX-33
         Section 9.08      Trademarks.........................................................................IX-33
         Section 9.09      Use of Names.......................................................................IX-33

Article X REPRESENTATIONS AND WARRANTIES.......................................................................X-33

         Section 10.01     Representations and Warranties......................................................X-33
         Section 10.02     Indemnification for Breaches of Representations and Warranties......................X-34
         Section 10.03     Performance by Affiliates...........................................................X-34


                                       ii.





Article XI INFORMATION AND REPORTS............................................................................XI-35

         Section 11.01     Information and Reports During Development and Commercialization...................XI-35
         Section 11.02     Adverse Drug Experiences; Complaints...............................................XI-35
         Section 11.03     Records of Revenues and Expenses...................................................XI-35

Article XII TERM AND TERMINATION.............................................................................XII-36

         Section 12.01     Term .............................................................................XII-36
         Section 12.02     Termination at Will...............................................................XII-36
         Section 12.03     Surviving Rights..................................................................XII-41

Article XIII INDEMNIFICATION................................................................................XIII-41

         Section 13.01     Indemnification..................................................................XIII-41

Article XIV MISCELLANEOUS   .................................................................................XIV-43

         Section 14.01     Assignment........................................................................XIV-43
         Section 14.02     Retained Rights...................................................................XIV-43
         Section 14.03     Further Actions...................................................................XIV-43
         Section 14.04     No Trademark Rights...............................................................XIV-43
         Section 14.05     Notices ..........................................................................XIV-43
         Section 14.06     Waiver ...........................................................................XIV-44
         Section 14.07     Severability......................................................................XIV-44
         Section 14.08     Ambiguities.......................................................................XIV-44
         Section 14.09     Governing Law.....................................................................XIV-45
         Section 14.10     Headings .........................................................................XIV-45
         Section 14.11     Counterparts......................................................................XIV-45
         Section 14.12     Entire Agreement; Amendments......................................................XIV-45
         Section 14.13     Expenses .........................................................................XIV-45
         Section 14.14     Independent Contractors...........................................................XIV-45


EXHIBITS

EXHIBIT A-1       Techniclone Patents
EXHIBIT A-2       Third Party Agreements (Excluding Licenses)
EXHIBIT B         Development Plan and Budget
EXHIBIT C         Third Party Licenses
EXHIBIT D         VTA Term Sheet


                                      iii.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                LICENSE AGREEMENT
                                -----------------


                  LICENSE AGREEMENT (the "AGREEMENT"), dated as of March 8, 1999 (the "EFFECTIVE DATE"), by and between TECHNICLONE CORPORATION, a Delaware corporation having its principal place of business at 14282 Franklin Avenue, Tustin, California 92680 (hereinafter referred to as "TECHNICLONE") and SCHERING AG, a corporation organized and existing under the laws of Germany having its principal place of business at 13342, Berlin, Germany (hereinafter referred to as "SCHERING"). Techniclone and Schering are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Techniclone is developing through its research and development activities a radiolabeled antibody for use in oncology products, and has the right to grant rights and licenses and/or sublicenses under the Techniclone Patents (hereinafter defined) and Techniclone Know-How (hereinafter defined);

                  WHEREAS, Schering has expressed to Techniclone its interest in obtaining from Techniclone certain rights and licenses to the Techniclone Patents and Techniclone Know-How;

                  WHEREAS, Techniclone is willing to grant such rights and licenses to Schering under the terms and conditions hereinafter set forth; and

                  WHEREAS, the Parties intend to record, characterize and report their activities under this Agreement as separate activities of each of the Parties;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    Article I
                                   DEFINITIONS
                                   -----------

     Section 1.01 DEFINITIONS. The following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this Agreement:

                  "AFFILIATE" means any person, corporation, partnership, firm, joint venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Techniclone or Schering, as the case may be. As used in this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

                  "ANTIBODY" shall mean an [...***...] produced by the cell line designated [...***...] and specifically against normal human B-cells and derived malignancies, as described in the patent listed in Exhibit A-1.

                  "AUDIT DISAGREEMENT" shall have the meaning set forth in
Section 11.03(b).

                  "BANKRUPTCY EVENT" shall have the meaning set forth in Section 12.02(c).

                  "CLINICAL DEVELOPMENT" shall refer to all activities relating to planning and execution of clinical studies in humans directed toward obtaining Regulatory Approval of a Product, but does not include any activities falling within the definition of CMC/Manufacturing. Clinical Development includes clinical studies and related regulatory affairs and outside counsel regulatory legal services.

                  "CLINICAL DEVELOPMENT EXPENSES" means the expenses incurred by a Party or for its account which are paid to a Third Party, and Internal Costs, consistent with the Development Plan and Budget and are specifically attributable to the Clinical Development of a Product (excluding royalties paid to a Third Party). Clinical Development Expenses shall include, but are not limited to, the direct costs of manufacturing and packaging Oncolym for use in Clinical Development, the cost of clinical studies in humans on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Product by individual investigators, of consultants necessary for the purpose of obtaining and/or maintaining Regulatory Approval of the Product in the Territory, including Third Party contractors, and costs (and related fees) for preparing, submitting, reviewing or developing data or information relating to clinical studies in humans for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a Product in the Territory. Clinical Development Expenses shall not include Existing Trial Expenses or CMC/Manufacturing Expenses. Each Party shall incur only those Clinical Development Expenses as are reasonably necessary to develop the Product for the indications described in the Existing Trials and such other indications as are agreed upon by the JDC.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  "CMC/MANUFACTURING" means the development of one or more processes for the manufacture and packaging of the Antibody and/or the Product for Preclinical Development, Clinical Development and Commercialization, and shall include, without limitation, formulation, production, fill/finish, sourcing of components, raw materials and packaging supplies, development of regulatory methods and controls, including assays, quality control and quality assurance methodology and stability protocols, qualification of one or more Antibody production facilities and one or more radiolabeling facilities.

                  "CMC/MANUFACTURING EXPENSES" means the expenses incurred by a Party or for its account consistent with the Development Plan and Budget and specifically attributable to the CMC/Manufacturing of the Antibody and/or the Product. CMC/Manufacturing Expenses shall not include the direct costs of manufacturing and packaging Oncolym for use in Clinical Development. Each Party shall incur only those CMC /Manufacturing Expenses as are reasonably necessary to develop the Product for the indications described in the Existing Trials and such other indications as are agreed upon by the JDC.

                  "COMMERCIALIZATION" and "COMMERCIALIZE" shall refer to all activities undertaken relating to the pre-marketing, marketing, distribution and sale of the Product.

                  "COMPETING PRODUCT" means a radioactive monoclonal antibody which recognizes any antigen on the surface of B-cells and is approved for use in the treatment of intermediate- or high-grade Non-Hodgkins Lymphoma, or for any other labeled indication for which the Product is approved.

                  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 8.01.

                  "CONTROL" or "CONTROLLED" shall refer to possession of the ability to grant a license or sublicense of patent rights, know-how, Information or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

                  "DEVELOPMENT" and "DEVELOP" shall refer to all activities relating to Existing Trials, Preclinical Development, Clinical Development and CMC/Manufacturing.

                  "DEVELOPMENT EXPENSE" means Existing Trial Expenses, Preclinical Development Expenses, Clinical Development Expenses and CMC/Manufacturing Expenses.

                  "DEVELOPMENT PLAN AND BUDGET" shall have the meaning set forth in Section 3.02(b).

                  "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required to be approved before commercial sale or use of a Product as a drug in a regulatory jurisdiction, including, for the purposes of Regulatory Approval in the United States, a Biologic License Application and all supplements filed pursuant to the requirements of the FDA (including all documents, data and other information concerning a Product which are necessary for, or included in, FDA approval to market the Product), and, for the purposes of Regulatory Approval in Europe, applications for Regulatory Approval to EMEA.

                  "EFFECTIVE DATE" shall have the meaning set forth in the Recitals to this Agreement.

                  "EMEA" means the European Medicines Evaluation Agency, or any successor agency.

                  "EUROPE" means the countries which are members of the European Union as such membership may change from time to time.

                  "EXISTING TRIALS" means the ongoing (as of the Effective Date) Phase II study of Oncolym in intermediate and high-grade Non-Hodgkin's B-cell lymphoma, protocol no. LYM 9702. If the Existing Trial is extended as a Phase III clinical trial study, the Phase III extension shall not be considered an Existing Trial.

                  "EXISTING TRIAL EXPENSES" means the expenses incurred by Techniclone or for its account payable to Third Parties and specifically attributable to Existing Trials. Existing Trial Expenses shall not include any Internal Costs of Techniclone (including overhead, amortization of existing capital assets and other administrative expenses) incurred in conducting the Existing Trials not directly payable to a Third Party.

                  "FDA" means the United States Food and Drug Administration, or any successor agency.

                  "FIELD" means all uses of products for the in vivo therapeutic prevention, treatment, cure or mitigation of all human disease states, conditions, disorders and indications.

                  "FIRST COMMERCIAL SALE" means the date Schering or an Affiliate or a sublicensee of Schering first sells commercially, pursuant to a Regulatory Approval, a Product in any country of the Territory, PROVIDED that where such a first commercial sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then such sales shall not be deemed a First Commercial Sale until such pricing or reimbursement approval has been obtained.

                  "GCPs" means clinical practices in conformity with the current Good Clinical Practices as established by the International Conference on Harmonization, as such regulations may be amended from time to time and in conformity with equivalent regulations in regulatory jurisdictions in the Territory.

                  "GLPs" means laboratory practices in conformity with the FDA's regulations governing current good laboratory practices set forth in 21 C.F.R.
Part 58 ET SEQ., as such regulations may be amended from time to time, and in conformity with equivalent regulations in regulatory jurisdictions outside the United States.

                  "GMPs" means manufacturing practices in conformity with the FDA's regulations governing current good manufacturing practices set forth in 21 C.F.R. Part 210 ET SEQ., as such regulations may be amended from time to time, and in conformity with equivalent regulations in regulatory jurisdictions outside the United States.

                  "INFORMATION" means (i) techniques and data within the Field relating to the Product, including, but not limited to, inventions, practices, methods, knowledge, know-how, skill, trade secrets, experience, test data including pharmacological, toxicological, preclinical and clinical test data, regulatory submissions, adverse reactions, analytical and quality control data, marketing, pricing, distribution, cost, sales and manufacturing data or descriptions, and (ii) compounds, compositions of matter, assays and biological materials within the Field relating to the Product.

                  "INITIAL DEVELOPMENT PLAN AND BUDGET" means the initial Development Plan and Budget concerning the Development of Oncolym as set forth in more detail on Exhibit B hereto.

                  "INTERNAL COSTS" means direct costs and charges, including direct overhead charges, incurred by a Party, but shall only exclude costs and charges related to unused manufacturing capacity, amortization of property, plant or equipment, allocation of general corporate overhead and any employee costs associated with equity incentive plans.

                  "JOINT DEVELOPMENT COMMITTEE" or "JDC" means the committee established pursuant to Section 3.01 below.

                  "JOINT PATENTS" shall have the meaning set forth in Section 9.03(a).

                  "LOSSES" shall have the meaning set forth in Section 13.01(a).

                  "MANUFACTURING PARTY" means the Party who is from time to time responsible for the (i) manufacturing and supply of the Antibody and/or the Product for use during Development or (ii) commercial manufacture and supply of the Antibody and/or the Product.

                  "MILESTONE PAYMENTS" shall have the meaning set forth in
Section 4.02.

                  "NET SALES" means the amount invoiced by, or on behalf of, a Party, its Affiliates or its sublicensees from sales of the Product by or on behalf of such Party to Third Parties in the Territory, less reasonable and customary deductions applicable to the Product for (i) transportation charges and charges such as insurance, relating to transportation paid by the selling party; (ii) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of the Product and paid by the selling party; (iii) distributors' fees, rebates or allowances actually incurred; (iv) quantity discounts, cash discounts or chargebacks actually incurred in the ordinary course of business in connection with the sale of the Product; (v) allowances or credits to customers, not in excess of the selling price of the Product, on account of governmental requirements, rejection, outdating, recalls or return of the Product; (vi) costs of customer programs such as cost effectiveness or patient or physician assistance programs designed to aid in patient compliance to maintain medication schedules and which Schering is reasonably required to carry out in order to effect a sale of the Product; and (vii) a deduction for actual bad debts not to exceed 1%. Sales of the Product between a Party and its Affiliates or sublicensees solely for research or clinical testing purposes shall be excluded from the computation of Net Sales. Net Sales of Schering will be accounted for in accordance with International Accounting Standards, consistently applied. Net Sales of Techniclone will be accounted for in accordance with Generally Accepted Accounting Principles, consistently applied.

                  "NON-MANUFACTURING PARTY" shall be any Party that is not a Manufacturing Party.

                  "PACKAGED PRODUCT" means the Product packaged and labeled in compliance with the specifications and requirements of the Regulatory Approval of the country of commercial distribution, in a fully equipped kit containing imaging and/or treatment doses in the strengths and sizes ordered by the Schering customer, in a form ready for delivery to Schering's customer by a common carrier.

                  "PATENTS" means all existing United States patents and patent applications and all United States patent applications hereafter filed, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplemental protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing and that are now owned or Controlled or hereafter acquired or Controlled by a Party or its Affiliates. "Patents" also includes a Supplementary Certificate of Protection of a member state of the European Union and any other similar protective rights in any other country.

                  "PATENT EXPENSES" means the fees, expenses and disbursements and outside counsel fees, and payments to Third Party agents incurred in connection with the preparation, filing, prosecution and maintenance of Techniclone Patents covering the Product within the Field, including Techniclone's costs of patent interference and opposition proceedings and actions at law and equity for patent infringement and any sums paid to Third Parties on account of judgments or settlements arising out of Third Party patent claims (other than such judgments or settlements resulting in the payment of royalties).

                  "PHASE II CLINICAL TRIAL" means any Phase II clinical trial as described in 21 C.F.R. ss. 312.21 (b), other than the Existing Trials.

                  "PHASE III CLINICAL TRIAL" means any Phase III clinical trial as described in 21 C.F.R. ss. 312.21(c).

                  "PRECLINICAL DEVELOPMENT" shall refer to all activities relating to the planning and execution of non-human studies conducted in IN VITRO or in relevant IN VIVO animal models directed toward obtaining Regulatory Approval of a Product in each regulatory jurisdiction in the Territory. This includes preclinical testing, pharmacokinetics, toxicology, documentary and medical writing directly related to Preclinical Development activities, and related regulatory affairs and outside counsel regulatory legal services.

                  "PRECLINICAL DEVELOPMENT EXPENSES" means the expenses incurred by a Party or for its account which are paid to a Third Party, and Internal Costs, consistent with the Development Plan and Budget and are specifically attributable to the Preclinical Development of a Product (excluding royalties paid to a Third Party). Preclinical Development Expenses shall include, but are not limited to, the cost of non-human studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Product conducted internally or by individual investigators, of consultants necessary for the purpose of obtaining and/or maintaining Regulatory Approval of a Product in the Territory, including Third Party contractors, and costs (and related fees) for preparing, submitting, reviewing or developing data or information relating to non-human studies for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a Product in the Territory.

                  "PRODUCT" or "ONCOLYM" means the Antibody combined with Iodine-131.

                  "REGULATORY APPROVAL" means any approvals, product and/or establishment licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport or sale of Product in a regulatory jurisdiction.

                  "ROYALTY PERCENTAGE" shall have the meaning set forth in
Section 6.01.

                  "SAFETY" means adverse experiences which are significant, unexpected (as defined in 21 C.F.R. ss. 314.80(a)), serious or life threatening or have a toxicological effect on one or more body tissues.

                  "TECHNICLONE'S COST OF GOODS" shall mean (i) with regard to Techniclone's Internal Costs and charges, the direct costs and charges, including direct overhead charges, related to the manufacture, packaging and shipment of the Antibody, Product or Packaged Product, and shall exclude costs and charges related to or occasioned by unused manufacturing capacity; the manufacture of other products at Techniclone's facilities; amortization of property, plant or equipment not specifically related to manufacturing the Antibody, Product or Packaged Product; allocation of general corporate overhead; and any employee costs associated with equity incentive plans; and (ii) with regard to Techniclone's external costs and charges, the commercially reasonable invoiced costs and charges of suppliers of goods and services directly related to the manufacture or packaging of Antibody, Product and Packaged Product.

                  "TECHNICLONE KNOW-HOW" means all Information, whether currently existing or developed or obtained during the course of this Agreement, and whether or not patentable or confidential that is now Controlled or hereinafter becomes Controlled by Techniclone or its Affiliates and that relates to the research, development, utilization, manufacture or use of the Product. Notwithstanding anything herein to the contrary, Techniclone Know-How shall exclude Techniclone Patents.

                  "TECHNICLONE PATENTS" means any Patents owned or Controlled by Techniclone or its Affiliates covering the research, development, manufacture, use, importation sale or offer for sale of a Product.

                  "TERRITORY" means all the countries, possessions, and subdivisions of the world.

                  "THIRD PARTY" means any entity other than Techniclone or Schering and their respective Affiliates and sublicensees.

                  "TOLERABILITY" means adverse drug experiences which are unpleasant to such an extent that they can materially and adversely affect market potential or market penetration of a Product, but which do not necessarily require discontinuation of drug therapy.

                  "TREATMENT" means all Packaged Product required to provide one imaging dose and two therapeutic doses for a patient of average body mass.

                  "VTA TECHNOLOGY" means Techniclone's vascular targeting agent technology which is the subject of that certain Coagulation Patent License Agreement between University of Texas System and Techniclone effective as of October 8, 1998 and a related Patent License Agreement between University of Texas System and Techniclone effective as of October 8, 1998.

                  "VALID CLAIM" means a claim of any issued, unexpired United States or foreign patent which shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision.

                  "WRITTEN DISCLOSURE" shall have the meaning set forth in
Section 8.06.

                                   ARTICLE II
                             LICENSES AND ASSIGNMENT
                             -----------------------

    Section 2.01 Exclusive Patent and Trademark License and Assignment to
                 Schering.

                  (a) EXCLUSIVE PATENT AND TRADEMARK LICENSE TO SCHERING. Techniclone grants to Schering a paid-up, exclusive (even as to Techniclone) worldwide license, with a right to sublicense, under the Techniclone Patents, the Techniclone Know-How and the Joint Patents to use, develop, manufacture, have manufactured, market, sell, import for sale, and distribute the Antibody and/or the Product in the Territory for all indications in the Field, subject to the terms and conditions hereof and the terms and conditions of the Existing Licenses described in Section 2.02 below. Notwithstanding the foregoing, Techniclone shall retain the right to conduct Development and related activities and to manufacture and have manufactured the Product to the extent specifically provided for in this Agreement, subject to the terms and conditions hereof.

                  A list of the Techniclone Patents identified as of the Effective Date is attached hereto as Exhibit A-1. Such list shall be modified from time to time to reflect any changes to Techniclone Patents and to include any Techniclone Patents acquired by or coming under the Control of Techniclone during the course of this Agreement.

                  At Schering's election, to be exercised on a country-by-country basis for all of the countries of the Territory in which Techniclone has rights to the trademark "Oncolym," Techniclone shall, subject to the terms and conditions hereof, (i) grant to Schering a paid-up exclusive (even as to Techniclone) royalty free, perpetual license for the use of the trademark "Oncolym" to be used in connection with the purposes of this Agreement, such license to terminate on a country-by-country basis as of such time as Schering shall obtain an exclusive trademark for the Product other than the trademark "Oncolym" or (ii) assign such trademark to Schering.

                  (b) ASSIGNMENT. With the exception of the Existing Licenses described in Section 2.02 below, Techniclone assigns to Schering all its right, title and interest under all agreements (the "Third Party Agreements") with Third Parties relating in any way to this Agreement and existing as of the date hereof. Such agreements are listed on Exhibit A-2 hereto. Notwithstanding the foregoing, Techniclone shall retain the right to conduct Development and related activities and to manufacture and have manufactured the Product to the extent specifically provided for in this Agreement. Techniclone agrees to use commercially reasonable efforts to cause the applicable Third Parties to assign the Third Party Agreements to Schering.

     Section 2.02 EXISTING LICENSES. The licenses granted under Section 2.01 include sublicenses of Third Party technology existing on the Effective Date and licensed to Techniclone. A list of all such agreements as of the Effective Date is attached hereto as Exhibit C, true, correct and complete copies of which have been provided to Schering prior to the Effective Date. Any royalties payable to Third Parties pertaining to technology discussed in the previous sentence shall be paid by Techniclone, and, if not so paid, may be paid by Schering and offset or deducted from royalty payments under Section 6.01. From time to time at Schering's request, Techniclone will use its commercially reasonable efforts to obtain a consent (a "CONSENT") from existing licensors and other contractual counterparties with Techniclone. Such Consent shall contain the agreement of such licensor or counterparty to (i) give reasonable written notice to Schering prior to terminating the underlying license or contract, (ii) provide Schering a reasonable period to cure any default under such license or contract, and (iii) permit Schering or one or more of its Affiliates to assume Techniclone's obligations thereunder as assignee of Techniclone's rights thereunder, in each case at Schering's option.

     Section 2.03 VTA TECHNOLOGY. Techniclone has confirmed to Schering its willingness to enter into a License and Development Agreement in respect of the VTA Technology in accordance with the terms set out in Exhibit D (the "Proposed Offer"). Techniclone hereby undertakes, at Schering's request, to enter into good faith negotiations and to use all reasonable efforts to negotiate and conclude a License and Development Agreement in respect of the VTA Technology in accordance with such terms within thirty (30) days of the Effective Date. During such thirty (30) day period, Techniclone will not license or dispose of any rights to the VTA Technology to any Third Party, and will permit Schering to conduct such reasonable due diligence as Schering believes to be appropriate. In the event that during the thirty (30) day period Schering believes that additional time is necessary to conclude a License and Development Agreement in respect of the VTA Technology, then Schering shall so notify Techniclone pursuant to Section 14.05, in which case the time period shall be extended by thirty (30) days, and following Techniclone's receipt of the notice from Schering, Schering and Techniclone shall be bound by the terms set out on Exhibit D.

         If the thirty (30) day (or sixty (60) day if extended by Schering) period expires without the Parties having concluded a License and Development Agreement in respect of the VTA Technology, they shall observe the following procedure:

                (i) Techniclone shall have the right to conclude a definitive agreement for the rights to the VTA Technology with a Third Party on terms on the whole materially more favorable to Techniclone than the Proposed Offer.

                (ii) In the event that within one (1) year of the Effective Date Techniclone desires to conclude a definitive agreement with a Third Party for the VTA Technology on terms equivalent to or materially less favorable to Techniclone than the Proposed Offer, then Techniclone shall submit such terms to Schering in writing pursuant to Section 14.05 (the "New Proposed Offer"). Techniclone need not disclose to Schering the identity of the Third Party. Schering shall then respond in writing to Techniclone within ten (10) days after receipt of such New Proposed Offer notice indicating whether Schering desires to commence negotiations with respect to same, and if Schering so indicates its desire to commence such negotiations, Schering shall have the right to cause Techniclone to enter into negotiations for thirty (30) days (or such longer period as the Parties may agree), and Techniclone's rights shall be determined accordingly.

                (iii) Provided Techniclone has complied with its obligations set forth in this Section 2.03, then following the first anniversary of the Effective Date Techniclone shall thereafter be relieved of its obligations set forth in this Section 2.03.

     Section 2.04 CREDIT FOR ONCOLYM PAYMENTS. In the event that Schering and Techniclone conclude a definitive agreement concerning Techniclone's VTA Technology pursuant to the first paragraph of Section 2.03 pursuant to negotiations commenced prior to the expiration of the sixty day period referred to therein, and the Development of Oncolym ceases pursuant to Article XII without Oncolym being marketed in the United States or Europe, then Schering shall be entitled to a credit under the definitive agreement concerning the VTA Technology (i) for the initial payment of [...***...] paid by Schering to Techniclone pursuant to Section 4.01 of this Agreement, and (ii) for any Milestone Payments paid by Schering to Techniclone pursuant to Section 4.02 of this Agreement.

     Section 2.05 ORPHAN DRUG ACT.

                  To the fullest extent permitted by law:

                  (a) Promptly following the Effective Date, Techniclone shall transfer to Schering legal title to and possession of any and all Orphan Drug Act petitions and other requests for designation by FDA of the Product as an orphan drug, and/or any and all Orphan Drug Act designations by FDA of the Product as an orphan drug. The Parties confirm that Schering will have the right to claim and use any taxation credits, deductions or other benefits available as a result of Orphan Drug Act designation by FDA of the Product, or a grant of marketing exclusivity by FDA for the Product pursuant to the Orphan Drug Act.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (b) Techniclone agrees to cooperate with and assist Schering to the extent reasonably requested by Schering in the preparation, amendment, and/or prosecution of petitions or other requests for Orphan Drug Act designation or Orphan Drug Act exclusivity for Product, and any other marketing exclusivity available in the United States or any other country of the Territory. Such assistance shall include without limitation participation by Techniclone representatives in meetings with governmental authorities as reasonably requested by Schering, and subject to the availability of Techniclone personnel. Schering shall keep Techniclone apprised of its progress in obtaining Orphan Drug Act exclusivity and any other marketing exclusivity that becomes available in the United States and any other country of the Territory. Schering shall be the legal and beneficial owner of Orphan Drug Act exclusivity or any other marketing exclusivity obtained in regard to any Product in the United States or any other country of the Territory.

                                   ARTICLE III
                                   DEVELOPMENT
                                   -----------

     Section 3.01 JDC

                  (a) FORMATION OF THE JDC. Within fifteen (15) days after the Effective Date (or such later time as may be mutually agreed to by the Parties), the Parties shall establish the JDC. The JDC shall consist of an equal number of representatives of Techniclone and Schering to be agreed upon by the Parties from time to time. Either Party may designate a substitute for a member unable to be present at a meeting. One of the Schering members of the JDC, chosen at the sole discretion of Schering, along with one of the Techniclone members of the JDC, chosen at the sole discretion of Techniclone, shall serve as co-chairs of the JDC. Regardless of the number of representatives from each Party on the JDC, each Party shall have one vote on any issue. Meetings of the JDC shall be held quarterly and may be called by either Party with not less than ten (10) business days notice to the other unless such notice is waived, and all meetings shall be held at the office of Schering's United States Affiliate in Richmond, California, unless otherwise agreed in writing. The JDC may be convened, polled, or consulted from time to time by means of telecommunication or correspondence. Each Party will disclose to the other proposed agenda items reasonably in advance of each meeting of the JDC. Each Party shall bear its own costs for participation in the JDC.

                  (b) FUNCTIONS OF THE JDC. The JDC shall function as a forum for the Parties to inform and consult with one another concerning progress of and changes to Development and the Development Plan and Budget, meeting Development goals, dealing with obstacles to successful Development, and the status of obtaining Regulatory Approvals. The JDC shall have no role, consultative or otherwise, with regard to Commercialization. The following specific functions shall be delegated to the JDC.

                      (i) plan, coordinate and oversee the Development of the Product in order to obtain Regulatory Approval in the Territory (including establishing in writing the Approval Criteria specified in Section 12.02(a)(iii));

                      (ii) assume responsibility for the Development Plan and Budget as established in Section 3.02(b);

                      (iii) propose updates yearly to the Development Plan and Budget, which plan and budget will specify a reasonable level of detail by which Techniclone and Schering will conduct Preclinical Development, Clinical Development and CMC/Manufacturing;

                      (iv) propose any amendments of the Development Plan and Budget which are not covered in the yearly updates;

                      (v) prepare detailed budgets consistent with the Development Plan and Budget and allocate such budgets to particular Development tasks; and

                      (vi) subject to Section 3.06, evaluate any proposal to contract with any Third Party to perform any Development activities.

                  (c) LIMITATION ON JDC AUTHORITY. Notwithstanding the creation of the JDC, each Party to this Agreement shall retain the rights, powers and discretion granted to it hereunder, and the JDC shall not be delegated or vested with any such rights, powers or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing. The JDC shall not have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 14.12.

                  (d) RESOLUTION OF DISPUTES. If the JDC cannot reach a unanimous decision with respect to the Development matters delegated to it within ten (10) days then the disputed matter shall be promptly referred to a senior manager of each Party designated by such Party for resolutions. If the senior managers are unable to resolve such matter within ten (10) days after one Party notifies the other of its desire to have the matter referred to such senior managers, the decision of Schering's senior manager shall control. Schering's initial senior manager designee is the head of Strategic Unit Therapeutics for Schering's U.S. Affiliate, and Techniclone's Chief Executive Officer.

     Section 3.02 Development.

                  (a) Techniclone and Schering each agree to co-operate in the Development of the Product and to use commercially reasonable efforts to develop and bring the Product to market. Techniclone and Schering each agree to use commercially reasonable efforts to execute and substantially perform the obligations assumed by it under the Development Plan and Budget. All Clinical Development, including all clinical trials other than the Existing Trials, shall be conducted by Schering. The Existing Trials shall be conducted by Techniclone under the supervision of Schering. Promptly following the Effective Date Techniclone shall transfer legal title to all data from completed studies of the Product to Schering. Promptly following the conclusion of any Existing Trials Techniclone shall transfer legal title to all data from such Existing Trials to Schering.

                  (b) The Development of the Product shall be governed by a development plan and budget ("DEVELOPMENT PLAN AND BUDGET"), which shall provide for Development of the Product in the Territory and, together with updates, shall be updated, amended, supplemented and otherwise modified from time to time by the JDC. The Parties have agreed upon and approved the Initial Development Plan and Budget which is attached hereto as Exhibit B.

                  (c) With respect to the Development of additional indications for the Product, the Development Plan and Budget for each such additional indication shall be proposed by the JDC and agreed between the Parties, and each subsequent Development Plan and Budget for each such additional indication shall be proposed by the JDC and submitted to the Parties for review and approval. Anything in the previous sentence notwithstanding, Schering shall have the right at its sole discretion to veto or proceed with Development of the Product for additional indications regardless of Techniclone's disagreement. Cost of Development of the Product for additional indications will be borne exclusively by Schering except in the circumstances described in Section 4.03.

                  (d) Each Development Plan and Budget shall provide a reasonably detailed written time-line for each step to be achieved with respect to the Development and Regulatory Approval of the Product, the estimated Development Expenses of obtaining such Regulatory Approval and the description of a final Product.

                  (e) Each Development Plan and Budget shall be updated annually by the JDC, and submitted by October 1 of each calendar year to the Parties for review and approval not later than sixty (60) days after such submission.

     Section 3.03 Clinical Development Applications and Drug Approval
                  Applications.

                  (a) CLINICAL STUDIES. Except in the case of Existing Trials Schering shall be responsible for preparing, filing and prosecuting applications for permission to conduct Clinical Development in such countries of the Territory which require such applications to be filed and wherein Schering, in good faith and in the exercise of reasonable business judgment, determines it is commercially reasonable to do so. With respect to the United States and any other country where Techniclone has such an application on file with appropriate regulatory authorities, Techniclone shall transfer such application to Schering promptly following the request of Schering PROVIDED that, from and after the Effective Date, Schering shall have authority and control with respect to any such applications (and prior to the transfer to Schering, all communications and interactions with regulatory authorities by Techniclone with respect to such applications shall be reviewed and approved in advance by Schering).

                  (b) DRUG APPROVAL APPLICATIONS. Techniclone will use its reasonable best efforts to schedule as soon as is practical, a meeting with the FDA (the "Conversion Meeting") for the purpose, INTER ALIA, of extending the Existing Trial into a Phase III Clinical Trial. Schering shall be responsible for preparing, filing, and prosecuting Drug Approval Applications and seeking Regulatory Approvals for the Product in all countries in the Territory wherein Schering, in good faith and in the exercise of reasonable business judgment, determines it is commercially reasonable to do so, including preparing all reports necessary as part of a Drug Approval Application. All such Drug Approval Applications shall be filed in the name of Schering, and a copy of each such Drug Approval Application shall be promptly provided to Techniclone. In connection with all Drug Approval Applications being prosecuted by Schering under this Section 3.03, Schering agrees to provide Techniclone with a copy (which may be wholly or partly in electronic form) of all filings to regulatory agencies that it makes hereunder within thirty (30) days after written request by Techniclone, at no cost to Techniclone.

                  (c) COOPERATION. The Parties shall consult and cooperate (including in the case of Techniclone providing such commercially reasonable assistance as Schering shall reasonably request) in the preparation of each regulatory submission and in obtaining and maintaining Regulatory Approvals within the Territory, PROVIDED, HOWEVER, that except with regard to Existing Trials, prior to and following approval of a Drug Approval Application, Schering shall be solely responsible for interactions with regulatory authorities throughout the Territory. Subject to the foregoing, Schering shall provide Techniclone and Techniclone shall provide Schering (until transfer of applications for permission to conduct Clinical Development, and thereafter solely in regard to the Existing Trials) with reasonable advance notice of any scheduled meeting with the FDA, EMEA or any other regulatory authority in a major regulatory jurisdiction, relating to any Drug Approval Application, and Techniclone or Schering, as applicable, shall have the right to participate in any such meeting. In the event that any regulatory agency threatens or initiates any action to remove a Product from the market in any country in the Territory, Schering shall notify Techniclone of such communication within two business days of receipt by Schering. As between Parties, Schering shall be the legal and beneficial owner of all Drug Approval Applications and related approvals in the Territory.

     Section 3.04 Costs of Development.

                  (a) GENERAL. All Development Expenses incurred throughout the Territory pursuant to an approved Development Plan and Budget for the Product shall be shared by the Parties in the Territory in the manner as set forth in this Section 3.04. Each Party shall calculate and maintain records of Development Expenses incurred by it in accordance with procedures to be agreed upon between the Parties, which shall include an appropriate procedure for classifying Development Expenses as Existing Trial Expenses, Preclinical Development Expenses, Clinical Development Expenses and CMC/Manufacturing Expenses. Accounting by Schering for Development Expenses shall be consistent with International Accounting Standards, consistently applied. Accounting by Techniclone for Development Expenses shall be consistent with Generally Accepted Accounting Principles, consistently applied. Each Party shall report quarterly to the other Party on its Development Expenses, with such reports to be submitted within thirty (30) days after the end of each calendar quarter. At the end of each calendar year the Parties shall assess the Development Expenses incurred and documented by each Party. In the event that either Party disagrees with the assessment, then the Chief Financial Officers of Techniclone and Schering's U.S. Affiliate shall meet and attempt to resolve the disagreement. If the Chief Financial Officers are unable to resolve the disagreement, then it shall be resolved in the same manner as an Audit Disagreement pursuant to
Section 11.03(b). Each Party shall also have the right to audit the Development Expenses reported by the other Party pursuant to Section 11.03.

                  (b) SHARING OF DEVELOPMENT EXPENSES.

                      (i) PRECLINICAL DEVELOPMENT EXPENSES. All Preclinical Development Expenses incurred after the Effective Date up to $500,000 shall be borne by Techniclone; Preclinical Development Expenses incurred after the Effective Date in excess of $500,000 shall be borne fifty percent (50%) by Schering and fifty percent (50%) by Techniclone.

                      (ii) CLINICAL DEVELOPMENT EXPENSES. Schering shall be responsible for eighty percent (80%) of all Clinical Development Expenses incurred after the Effective Date for Products in the Territory, and Techniclone shall be solely responsible for the remaining twenty percent (20%) of such Clinical Development Expenses.

                      (iii) EXISTING TRIAL EXPENSES. Existing Trial Expenses incurred after the Effective Date shall be borne twenty percent (20%) by Techniclone and eighty percent (80%) by Schering. Each Party shall bear one hundred percent (100%) of its Internal Costs relating to an Existing Trial. Techniclone shall complete all Existing Trials and promptly provide Schering with all data and results from the Existing Trials.

                      If the FDA confirms that an Existing Trial may be extended to constitute a Phase III Clinical Trial, all Clinical Development Expenses incurred in respect of that Phase III Clinical Trial after both of the following events have occurred shall be shared between the Parties in accordance with (ii) above: (A) the decision of the FDA is confirmed in writing; and (B) the dosing of the first patient under the amended protocol converting the trial to a Phase III Clinical Trial.

                      (iv) CMC/MANUFACTURING EXPENSES. Techniclone shall be responsible for all CMC/Manufacturing Expenses, except for certain capital costs as described in Section 7.11. Without limiting in any manner Techniclone's obligations hereunder, if so requested by Techniclone, and subject to availability of Schering personnel, Schering agrees to provide reasonable advisory/consultancy input to Techniclone with respect to CMC/Manufacturing at no cost to Techniclone.

                  (c) PAYMENT. Each Party shall pay to the other Party its share of Development Expenses within forty-five (45) days of its receipt of each report referred to in Section 3.04(a) to the extent required pursuant to the terms of Section 3.04(b).

     Section 3.05 USE OF FUNDS. As of the Effective Date, Techniclone intends to utilize the initial payment specified in Section 4.01 and the Milestone Payments payable pursuant to Section 4.02 for Development Expenses and to fulfill any manufacturing obligations it may have hereunder.

     Section 3.06 Right to Engage Third Parties.

                  (a) Subject to the advance written approval of Schering, Techniclone shall be entitled to contract with Third Parties to perform any Development activities. Techniclone shall notify Schering in writing thirty (30) days prior to entering into any contract with a Third Party to perform any Development activities where such Third Party contract has not been unanimously approved by the JDC. During the thirty (30) day period following such notice from Techniclone, Schering shall have the right to (i) offer to perform itself such Development activities or (ii) propose an alternative Third Party to perform such Development activities. If Schering decides to offer to perform itself such Development activities or to propose an alternative Third Party to perform such Development activities, it shall notify Techniclone in writing during such thirty (30) day period and shall include with such notice the terms of its offer to perform such Development activities or the identification of such alternative Third Party or the terms of the proposal for such alternative Third Party to perform such Development activities, as the case may be. Techniclone shall have no obligation to accept such offer or proposal, but shall consider such offer or proposal in good faith and negotiate towards entering into an agreement with Schering or the alternative Third Party proposed by Schering if Schering's offer or proposal and the capabilities of Schering or such alternative Third Party, as the case may be, are equivalent to those of the Third Party proposed by Techniclone. All other things being equal, Schering or its alternative Third Party shall be the preferred provider of such Development activities, and Techniclone shall accept Schering's offer or proposal if it is not materially more expensive or otherwise materially less beneficial than the offer of the Third Party proposed by Techniclone.

                  (b) In the event that Schering shall not exercise its right pursuant to Section 3.06(a) to offer to perform itself such Development activities or to propose an alternative Third Party to perform such Development activities, or if Techniclone shall have failed to accept any such offer or proposal by Schering and such offer or proposal is not materially more expensive or otherwise materially less beneficial than the offer of the Third Party proposed by Techniclone, Techniclone shall not use any Third Party to perform any Development without the prior written approval of Schering (which will not be unreasonably withheld).

                  (c) Each contract related to the Development or Commercialization of any Product entered into by Techniclone shall expressly provide for the automatic assignment of such contract to Schering at Schering's option upon written notice to such Third Party not more than one hundred eighty
(180) days following the termination of this Agreement for any reason, other than a termination by Schering pursuant to Section 12.02(a).

     Section 3.07 SCHERING STEP-IN RIGHTS. Without prejudice to any other remedies available to Schering under this Agreement or at law, if Techniclone materially fails to carry out the reasonable Development tasks allocated to it under this Agreement in accordance with the time lines and other conditions allocated to it under the Development Plan and Budget and this Agreement generally, Schering may, after forty-five (45) days prior written notice to Techniclone, undertake that particular task ("Work") and complete it at its own expense if Techniclone has not at such time begun to carry out such Work in a manner reasonably likely to cure its default. Schering shall be entitled to commercially reasonable cooperation and assistance from Techniclone to accommodate its efforts, including assignment to Schering of sponsorship of regulatory filings if necessary to permit the exercise by Schering of its rights under this Section 3.07. All costs reasonably incurred by Schering in carrying out such Work will be reimbursed by Techniclone on a quarterly basis pursuant to the terms of Section 3.04(a) and (c) or may, at Schering's option, be set off against any payments otherwise due to Techniclone under this Agreement.

     Section 3.08 COMMERCIALIZATION. Schering undertakes to use all reasonable commercial diligence to enable the Product to be commercially distributed following Regulatory Approval in the United States or Europe, as the case may be. In the event that Schering fails to Commercialize the Product in the United States or Europe, Techniclone's sole remedies are those provided for in Section
12.02 (d) below.

                                   ARTICLE IV
                                    PAYMENTS
                                    --------

     SECTION 4.01 INITIAL PAYMENT. Schering shall pay to Techniclone an amount equal to [...***...] within three (3) business days of the execution of this Agreement. This amount shall be noncreditable against any future obligations of Schering under this Agreement.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     SECTION 4.02 MILESTONE PAYMENTS. Schering shall make the following payments ("MILESTONE PAYMENTS") to Techniclone within thirty (30) business days after the first achievement of each of the following milestones. Each of these Milestone Payments shall be paid only once regardless of the number of times the milestones are achieved by the Product or the number of indications for which the Product is developed or commercialized except as provided in Section 4.03 below.


                                          MILESTONE                                                 PAYMENT
                                          ---------                                                 -------

(i)       Prior to the termination of this Agreement and upon the acceptance by the FDA for         $[...***...]
          filing of the first Drug Approval Application for Oncolym in the United States.

(ii)      Prior to the termination of this Agreement and upon Regulatory                            $[...***...]
          Approval of Oncolym in the United States; PROVIDED that Techniclone has made available to Schering reasonable quantities of Product that can be immediately commercially distributed in interstate commerce in the United States.

(iii)     Prior to the termination of this Agreement and upon Regulatory                            $[...***...]
          Approval of Oncolym in any country in Europe; PROVIDED that
          Techniclone has made available to Schering reasonable quantities of the Product that can be immediately commercially distributed in the applicable country of Europe.

(iv)      Prior to the termination of this Agreement and upon First Commercial Sale in any          $[...***...]
          country of Europe.


     SECTION 4.03 ADDITIONAL INDICATIONS. In the event that Techniclone wishes to develop the Product for indications other than those described in the Existing Trials or agreed upon by the Parties in the JDC, and Schering does not object to such development, Techniclone may carry out such development at its own risk and expense. Prior to any proposal of the Product for any such additional indications, the Parties agree to negotiate, in good faith (without any obligation to conclude) an agreement regarding separate initial payments, royalties and milestone payments for such additional indications, as have been funded, or will be funded, by Techniclone pursuant to this Section 4.03. For the avoidance of doubt, the Parties expressly agree that for any additional indications, with respect to which any portion of the development is funded by Schering, Techniclone shall not be entitled to any milestone or initial payments (but only to the royalties specified in Article VI), nor shall there be any requirement to so negotiate. Techniclone may not develop, commercialize, sell, license or dispose of any right, title or interest in and to such additional indications without Schering's written consent, which may be withheld by Schering in its discretion.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   ARTICLE V
                                COMMERCIALIZATION
                                -----------------

     Section 5.01 SCHERING AS SOLE MARKETING PARTY. Schering shall have the exclusive right to Commercialize the Product (either by itself or through its Affiliates or sublicensees) in the Territory.

     Section 5.02 COMMERCIALIZATION EFFORTS. Schering agrees to use commercially reasonable efforts with respect to the Commercialization of the Product throughout the Territory as provided hereunder. Such commercially reasonable efforts shall be consistent with the efforts used by Schering in preparing commercialization plans and budgets and commercializing its own pharmaceutical products. Without limiting the generality of the foregoing, Schering shall determine the pricing and marketing strategy for the Product in its sole discretion. Within 180 days after the execution hereof, Schering will present to Techniclone a preliminary Commercialization plan outlining pre-launch strategies, activities and plans related to the proposed Commercialization of Oncolym, in the United States and Europe, together with projected five year sales forecasts. Any such plans and forecasts provided to Techniclone by Schering shall not be binding on Schering. Schering shall not be obligated to Commercialize the Product in any country where Schering does not believe it would be commercially reasonable to do so.

     Section 5.03 COMPETING PRODUCTS. On a country-by-country basis, in the event that after the Regulatory Approval of the Product Schering desires to continue the sale or commence the sale, as the case may be, of a Competing Product then at Schering's option one of the following conditions shall apply:

                      (i) Schering shall return to Techniclone marketing rights to the Product in the applicable country; or

                      (ii) Schering shall pay Techniclone a royalty of [...***...] on Schering's Net Sales of the Competing Product in the country in question for as long as Schering continues to sell both the Product and the Competing Product and to pay royalties on sales of the Product in the country in question in accordance with the terms hereof.

The foregoing conditions shall not be applicable to the sale by Schering of a Competing Product if in the applicable country Schering has sublicensed marketing rights to Oncolym to a party that is not an Affiliate of Schering; and such sub-licensee is not selling a Competing Product. The restrictions set forth in this Section 5.03 shall apply in Europe only to the extent permitted by the Treaty of Rome.

     Section 5.04 TECHNICLONE RESTRICTIONS.

                  Outside of Europe Techniclone shall not make, use, sell or permit, or cooperate with any Third Party in the manufacture use or sale of a therapeutically capable radioisotope attached to any monoclonal antibody which recognizes any antigen on the surface of B-cells. Within Europe, Techniclone's reservation of diagnostic rights to the Antibody and/or the Product shall not permit Techniclone to use, make or sell, or to permit or cooperate in the use, manufacture or sale of the Antibody and/or the Product, in whole or in part, for purposes falling within the Field.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   ARTICLE VI
                                    ROYALTIES
                                    ---------

     Section 6.01 ROYALTIES. GENERAL. In further consideration of the rights and licenses granted to Schering under Article II of this Agreement, Schering shall pay to Techniclone a royalty equal to [...***...] of Net Sales of the Product in the Territory (the "ROYALTY PERCENTAGE").

                  (b) ROYALTY TERM. Except where expressly provided otherwise in this Agreement, and subject to Section 6.01(c) below, all royalties to a Party shall be paid, on a country-by-country basis, from the date of the First Commercial Sale of the Product in a particular country until the later (the "Royalty Expiration Date") of (i) [...***...] from the First Commercial Sale in such country and (ii) the last to expire of any Techniclone Patent which includes a Valid Claim in such country; PROVIDED, HOWEVER, that if the Product is sold in any country in which Techniclone does not have a Valid Claim which would prevent the sale of a generic form of such Product, the royalty obligation set forth in Section 6.01(a) with respect to Net Sales attributable to the sale of the Product in such country shall be reduced by [...***...] of the royalty that would otherwise be payable with respect to Net Sales attributable to the sale of the Product in such country, until Techniclone is granted a Valid Claim in such country.

                  (c) GENERIC. The royalty reduction of [...***...] described in
Section 6.01(b) above shall only apply in any country of the Territory if a generic form of the Product is actually sold in such country.

                  (d) DISCONTINUANCE. Subject to the provisions of Article XII, Schering may discontinue Commercialization of the Product at any time, in any country, and on a country-by-country basis.

                  (e) LICENSE FOLLOWING EXPIRATION. After the Royalty Expiration Date, Schering shall thereafter have an exclusive (even as to Techniclone), paid-up license to Techniclone Know-How to make, have made, use, sell, offer for sale, have sold and import the Antibody and/or Product in that country, PROVIDED, HOWEVER, that if Schering elects not to continue paying royalties as provided herein in subsection (g) below at any time after the Royalty Expiration Date, such license shall be non-exclusive.

                  (f) NON-EXTENSION OF EXISTING TRIALS. If the FDA does not consent to an extension of the Existing Trials as a Phase III Clinical Trial by [...***...], then the royalty specified in Section 6.01(a) shall be reduced by [...***...] (e.g., from [...***...]).

                  (g) ROYALTY EXTENSION. Schering, at its sole discretion, may elect to continue paying royalties under Section 6.01(a)-(f) after the Royalty Expiration Date PROVIDED Schering gives Techniclone at least [...***...] months notice prior to the then scheduled Royalty Expiration Date, and further PROVIDED , that the applicable royalty will be [...***...] (subject to reduction under subsections (b) and (f)). In the event that Schering thereafter elects to terminate paying royalties to Techniclone, Schering shall provide [...***...] months advance notice to Techniclone, in which case Techniclone shall have the right to terminate its manufacturing obligations under Article VII on [...***...] months advance notice to Schering. Notwithstanding anything to the contrary contained herein, Techniclone shall not be obligated to continue to perform its manufacturing obligations hereunder beyond the Royalty Expiration Date PROVIDED that Techniclone uses its reasonable best efforts to have its manufacturing contracts with Third Parties related to this Agreement (and its rights and obligations thereunder) assigned and transferred to Schering or a Third Party designated by Schering, in which case, the provisions of Section
7.12 hereof shall apply; and PROVIDED further, that, if Schering or its Third Party designee does not duly assume such contracts (and the rights and obligations thereunder) and Techniclone is not otherwise able to so assign and transfer same to Schering or its Third Party designee, Techniclone shall have the right to terminate its manufacturing obligations as of or at any time following the Royalty Expiration Date on [...***...] months prior notice to Schering.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Section 6.02 ROYALTY REPORTS AND PAYMENTS. Schering shall make royalty payments to Techniclone quarterly within sixty (60) days after the end of each calendar quarter in which Net Sales occurred. A report summarizing the Net Sales of the Products during the relevant quarter on a country-by-country basis shall be delivered to Techniclone within sixty (60) days following the end of each calendar quarter for which royalties are due.

     Section 6.03 PAYMENTS; INTEREST. Any payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is a day on which commercial banks are not authorized to conduct business in either Tustin, California, New York, New York or Berlin, Germany, then the next succeeding business day, and shall be made by wire transfer to a designated bank account of the receiving Party.

                  Any failure by a Party to make a payment within five days after the date when due shall obligate such Party to pay interest to the receiving Party at a rate per annum equal to the prime rate as quoted in the Eastern edition of the WALL STREET JOURNAL as of the date such payment is due and, in the event such a rate is not quoted on such date then on the immediately preceding date such rate is quoted, such interest due and payable upon tender of the payment otherwise due and payable.

     Section 6.04 TAXES. The Party receiving royalties shall pay any and all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, the selling Party will (i) deduct those taxes from the remittable royalty, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. The selling Party agrees to make all lawful and reasonable efforts to minimize such taxes to the other Party.

     Section 6.05 PAYMENTS TO OR REPORTS BY AFFILIATES. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity without relieving such party from responsibility for such payment or report.

     Section 6.06 PAYMENT CURRENCY. Payments by Schering under this Agreement shall be paid to Techniclone in U.S. dollars by wire transfer of immediately available funds to an account at a commercial bank designated by Techniclone pursuant to this Article VI. Where payments are based on Net Sales in countries other than the United States, the amount of such Net Sales expressed in the currency of each country shall be converted first into Deutsche Marks, or if the Deutsche Mark shall have been replaced by the Euro, into Euros, and then into U.S. dollars at the average exchange rate (calculated at the average of the "bid" and "asked" exchange rate) for the applicable quarter; PROVIDED, HOWEVER, that the conversion of the currency in question into Deutsche Marks or Euros prior to conversion into U.S. dollars shall be for calculation purposes only, and no additional fee or commission will be incurred as a consequence of the multiple currency conversions. In determining the average exchange rate for any quarter, the standard shall be the exchange rate quoted by the Frankfurt Fixing or any appropriate successor rate fixing procedure then in effect between European First Class Banks for the applicable currency at 1:00 p.m. on the last business day of the applicable quarter. If there is no Frankfurt Fixing or appropriate successor rate fixing procedure in effect as of any date of determination, the Parties shall agree on another reference rate.

                                  ARTICLE VII
                             MANUFACTURE AND SUPPLY
                             ----------------------

     Section 7.01 MANUFACTURE AND SUPPLY BY TECHNICLONE. Techniclone shall be responsible for CMC/Manufacturing of Antibody, Product and Packaged Product (including Techniclone's own manufacturing operations and those of its Third Party contractors and suppliers), and for receipt and disposal of Antibody and Product returned to Techniclone by Third Party contractors and suppliers, and Product and Packaged Product returned by Schering customers. Subject to any dispute resolution mechanisms specified herein and to the other provisions of this Article VII, Techniclone shall have the final authority, so long as it is the Manufacturing Party, with regard to CMC/Manufacturing. From the Effective Date of this Agreement until the Parties otherwise agree, or as otherwise provided herein, Techniclone will manufacture, or arrange for manufacture of Antibody, Product and Packaged Product and supply Packaged Product to Schering or Schering's designated distributor or distributors for use in connection with Development and for the Commercialization of the Product in each applicable country of the Territory under Article V hereof. Techniclone will not enter into any Third Party contract relating to the manufacture of Antibody or Product or Packaged Product without Schering's consent, which will not be unreasonably withheld. Techniclone shall seek Schering's approval for all CMC/Manufacturing plans, the implementation of such plans, and procedural changes to manufacturing plans and processes, to the level of detail which Schering reasonably considers to be necessary for Schering to fulfill its responsibilities and obligations as holder of Regulatory Approvals throughout the Territory.

     Section 7.02 REGULATORY APPROVAL FOR MANUFACTURING. Schering shall be responsible for preparing all filings to obtain, or causing a Third Party manufacturer to make all necessary filings to obtain, Regulatory Approval for the manufacture of the Antibody and the Product as part of the approval of a Drug Approval Application for the Product. At the reasonable request of Schering, Techniclone will provide draft submissions for filing to Schering and will provide, or have provided to Schering, whatever other technical support and expertise Schering reasonably deems necessary to effectively obtain Regulatory Approval for the manufacture of the Antibody and the Product as part of the approval of a Drug Approval Application for the Product. Schering shall have authority and control with respect to all filings to obtain Regulatory Approval for the manufacture of the Antibody and the Product, including Packaged Product. Subject to the foregoing, Schering shall provide Techniclone and Techniclone shall provide Schering with reasonable advance notice of any scheduled meeting with the FDA, EMEA or any other regulatory authority in a major regulatory jurisdiction, relating to any filing to obtain Regulatory Approval for the Product, and Techniclone or Schering, as applicable, shall have the right to participate in any such meeting. Once any filings are made in accordance with this Section 7.02, Techniclone shall promptly notify Schering in writing, of any proposed or required changes, to the process for the manufacture of Antibody, Product or Packaged Product.

     Section 7.03 TESTING. Techniclone shall be responsible for all testing and document generation (including without limitation all facilities information and related documentation; chemistry, manufacturing, and control information; regulatory methods and controls; and assays and reference standards) necessary for and required by the FDA, EMEA or Koseisho for the manufacture of Antibody and Product, including Packaged Product.

     Section 7.04 SPECIFICATIONS. Schering and Techniclone will jointly establish release specifications and an expiration date for Antibody and Product, including Packaged Product, to be manufactured by Techniclone and Techniclone's Third Party contractors and suppliers, and commercialized by Schering. Techniclone shall obtain the prior written approval of Schering to specifications to be established by Techniclone relating to the process of manufacture, labeling or packaging of Antibody and Product, including Packaged Product, acceptance and release of raw materials, and facility and operational specifications. Techniclone agrees that it will not make changes to any of the specifications and procedures described in this Section without the prior approval of Schering. The timelines for completing and implementing the specifications described in this Section shall be established by the JDC. Techniclone shall provide to Schering copies of all procedures relating to manufacturing and packaging employed by Techniclone and its Third Party contractors and suppliers.

     Section 7.05 QUALITY TESTING. Techniclone shall perform quality control tests and assays on Antibody and Product, including Packaged Product, manufactured and/or packaged by it and its Third Party manufacturers and suppliers pursuant to Section 7.01 in accordance with the requirements of the applicable Drug Approval Application. Techniclone shall provide Schering with a copy of the batch record, a certificate of analysis and a certificate of compliance for each batch of Antibody and Product, including Packaged Product, manufactured by or on behalf of Techniclone, promptly following final quality control release. The certificate of compliance shall certify that each batch was reviewed and meets all regulatory requirements. The certificate of analysis shall certify that each batch was tested and meets all specifications.

     Section 7.06 STABILITY; RECORDKEEPING; INSPECTION; ETC. Techniclone will conduct a stability program for Antibody and Product, including Packaged Product, to be produced pursuant to this Article VII (in compliance with pharmaceutical industry standards and requirements of the FDA, EMEA and Koseisho) and agreed upon between the Parties. Techniclone and its Third Party contractors and suppliers will initiate and maintain all manufacturing-related and packaging-related documents and records required by applicable law and regulations. Techniclone will also: (a) furnish copies of such records to Schering upon Schering's reasonable request; (b) conduct, at Schering's expense, additional testing requested by any relevant regulatory authority in the Territory and/or as may be reasonably requested by Schering (relating to returned or suspect Products); (c) during and prior to the commencement of manufacturing and/or packaging activities by Techniclone and its Third Party contractors and suppliers, allow Schering or its agents to inspect, for quality control purposes upon reasonable notice and during normal business hours, the manufacturing, packaging and testing facilities, including the actual process of manufacture, packaging and testing of Antibody and Product; (d) promptly inform Schering of any inspection, seizure, or other actual or threatened legal or regulatory action by any governmental authority relating to the process of manufacture or packaging of any Antibody or Product, and promptly provide Schering with any documentation relating thereto; (e) except for manufacturing changes requiring the prior written approval of Schering pursuant to Section 7.02, provide reasonable advance notice to Schering and consult with Schering prior to amending any governmental filing; and (f) comply in all material respects with all laws relating to the generation, storage and disposal of waste resulting from the manufacture and packaging of Antibody and Product. Techniclone shall obtain the prior written approval of Schering with respect to stability testing protocols, and process intermediates for Antibody and Product, including Packaged Product. The Parties recognize that special stability studies may be required by regulatory authorities to support transport of processes intermediates such as Antibody between manufacturing sites, and final distribution of Product with a stability period of brief duration.

     Section 7.07 FORECASTS AND ORDERS. As soon as is practicable following the Effective Date, the Parties shall establish a system by which Schering shall submit non-binding forecasts of its requirements of Packaged Products to Techniclone. The system will provide reasonable notice to Techniclone of Schering's anticipated requirements of Product. Unless technical or commercial realities require otherwise, Schering will provide Techniclone with an initial non-binding forecast for the eighteen month period commencing with the anticipated initial Regulatory Approval in the Territory at least six months before the commencement of such period. A new eighteen month forecast will be submitted by Schering to Techniclone at the beginning of the next calendar quarter and each calendar quarter thereafter. The system to be established by the Parties shall provide for forecast amendments by Schering, and shall, to the extent possible, minimize administrative burdens on Schering and Techniclone. Firm purchase orders shall be placed by Schering's customers for Packaged Product, and shall be placed with the distributor of the Packaged Product.

     Section 7.08 DELIVERY AND SHIPMENT. Techniclone shall deliver Packaged Product F.O.B. the manufacturer's loading dock to the common carrier specified by Schering. At the time of such delivery title to the Packaged Product shall pass to the Schering customer to whom the delivered Packaged Product is to be shipped, and risk of loss with respect to such Packaged Product shall pass to Schering. Schering shall be responsible for the costs of shipping and insurance. In the case of Packaged Product for export from the country of manufacture, Techniclone will cooperate with Schering in providing documentation needed by customs and other governmental authorities relating to import and export. The Parties will provide alternatives as needed for special situations relating to international supply.

     Section 7.09 WARRANTIES. Techniclone warrants that delivered Packaged Product will comply with the specifications (established pursuant to Section 7.04) at the time of delivery and through the expiration date thereof, as well as all other laws and manufacturing-related and packaging-related requirements of applicable Regulatory Approvals (including without limitation, compliance with applicable GMPs). Techniclone also warrants that its, and warrants that it will use commercially reasonable best efforts to ensure that its Third Party contractors', waste generation, storage, and disposal practices will comply with all laws and regulations applicable at the time of manufacture or disposal.

     Section 7.10 ACCEPTANCE AND PRICING. Techniclone shall supply all of Schering's requirements of Packaged Product at Techniclone's Cost of Goods plus [...***...] (the "Price"), but in no event shall the Price exceed the following, to be determined on a calendar year basis:

                      (i) if [...***...] Treatments or fewer are shipped in a calendar year, then the Price shall not exceed $[...***...] per Treatment;

                      (ii) if more than [...***...] Treatments but fewer than [...***...] Treatments are shipped in a calendar year, then the price shall not exceed $[...***...] per Treatment; and


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      (iii) if more than [...***...] Treatments are shipped in a calendar year, then the Price shall not exceed $[...***...] per Treatment.

                  Charges shall be based on the number of Treatments expected to be sold during the calendar year in the Schering forecast for such calendar year. If following the close of a calendar year, Techniclone determines that actual Treatments shipped in such calendar year failed to achieve the threshold required for the Price charged to Schering, then Techniclone will recalculate the amount owed by Schering to Techniclone and invoice Schering for such amount. If Schering agrees with the Techniclone calculation, then Schering shall pay the Techniclone invoice promptly following receipt. If Schering disagrees with the Techniclone calculation, then the disagreement shall be resolved as if it was an Audit Disagreement pursuant to Section 11.03(b).

                  (b) In the event that Techniclone's Price is below the applicable maximum set forth in Section 7.10(a)(i), (ii), or (iii), then Schering, in addition to paying Techniclone the Price, shall pay Techniclone a sum equal to [...***...] of the difference between the Price and the applicable maximum set forth in Section 7.10(a).

                  (c) Schering shall make payments for Packaged Products shipped to Schering's customers which comply with the Techniclone warranty set forth in
Section 7.09 within [...***...] days of receipt by Schering of Techniclone's invoice. In the event that it is later determined that Packaged Product paid for by Schering does not comply with the specifications and the Techniclone warranty set forth in Section 7.09, Techniclone shall replace such Packaged Product free of charge upon Schering's demonstration of such non-compliance to the reasonable satisfaction of Techniclone.

     Section 7.11 CONSTRUCTION OF COMMERCIAL RADIOLABELING SITES.(a) If the Parties agree that it is necessary or desirable to construct one or more commercial radiolabeling sites for Oncolym, then Techniclone shall be responsible for the construction of such site or sites, subject to prior review and approval of plans and budgets by Schering. Schering shall be responsible, upon payment of an equal amount by Techniclone, for (i) [...***...] of the total capitalized cost up to $[...***...] (i.e., the Schering contribution will not exceed [...***...]) of developing the first commercial radiolabeling site for Oncolym in the United States, Canada, Japan or Europe and Techniclone shall be responsible for the remaining [...***...] or more of such capitalized cost; and
(ii) [...***...] of the total capitalized cost up to $[...***...] (i.e., the Schering contribution will not exceed $[...***...]) of developing the second commercial radiolabeling site for Oncolym in the United States, Canada, Japan or Europe and Techniclone shall be responsible for the remaining [...***...] or more of such capitalized cost. Neither Party will unreasonably withhold its agreement as set forth in the first sentence of this Section 7.11. Neither Party will withhold its agreement as set forth in the first sentence of this Section
7.11 if an additional radiolabeling site is reasonably necessary for Schering to distribute packaged Product in the United States, Canada, Japan or Europe.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (b) In the event that Schering determines in its sole discretion that one or more commercial radiolabeling sites for Oncolym are necessary or desirable, and Techniclone reasonably withholds its agreement pursuant to Section 7.11 (a) (for example, because the radiolabeling site proposed by Schering is not necessary for Schering to distribute Packaged Product in the United States, Canada, Japan or Europe), then Schering shall have the right to arrange for the construction or use of such site or sites at its sole expense. Techniclone shall cooperate with Schering in the establishment of such site or sites and, subject to the availability of Techniclone personnel, shall provide such commercially reasonable assistance as Schering shall request. In the event that Schering establishes one or more radiolabeling sites pursuant to this Section 7.11(b), then at the request of Schering Techniclone agrees to enter into a supply agreement with Schering for the supply of Schering's requirements of Antibody at a price not to exceed Techniclone's Cost of Goods plus [...***...].

     Section 7.12 SCHERING OPTION TO TAKE OVER MANUFACTURING. Notwithstanding anything to the contrary herein, Schering may, at any time, by delivery of written notice to Techniclone elect to become the Manufacturing Party hereunder either in respect of Antibody or in respect of Product. Subject to the terms of all relevant Third Party contracts related to manufacture of the Product, such election shall become effective on the date specified in such notice, whereupon Techniclone will be deemed to have transferred and assigned to Schering (and will promptly transfer to Schering) all Information regarding Techniclone Know-How and all Third Party contracts related to manufacture of the Product. In the event that Schering shall so elect, it shall indemnify and hold Techniclone harmless against any non-cancelable costs, expenses or fees payable to Third Parties that Techniclone may become subject to as a result of such termination of manufacturing obligations. In connection with any such election Schering shall offer to purchase from Techniclone the property, plant and equipment dedicated by Techniclone for the manufacture of Product, as the case may be, at a purchase price equal to the book value of such property, plant and equipment.

     SECTION 7.13 SCHERING MANUFACTURING STEP-IN RIGHTS. Without prejudice to any other remedies available to Schering under this Agreement or at law, if Techniclone materially fails to carry out its responsibilities regarding CMC/Manufacturing allocated to it under this Agreement, Schering may, after forty-five (45) days prior written notice to Techniclone, undertake the particular task and complete it at Schering's own expense if Techniclone has not at such time begun to carry out such task in a manner reasonably likely to cure its default. Schering shall be entitled to commercially reasonable cooperation and assistance from Techniclone to accommodate its efforts. All costs reasonably incurred by Schering in carrying out such tasks will be reimbursed by Techniclone on a quarterly basis as invoiced by Schering or may, at Schering's option, be set off against any payments otherwise due to Techniclone under this Agreement.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  ARTICLE VIII
                                 CONFIDENTIALITY
                                 ---------------

     Section 8.01 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement or any Information developed during the course of the collaboration hereunder, or any provisions of this Agreement that are the subject of an effective order of the Securities Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, "CONFIDENTIAL INFORMATION"), except to the extent that it can be established by the receiving Party that such Confidential Information:

                  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

                  (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

                  (e) was independently discovered and/or developed by the receiving Party as documented in its corporate records.

     Section 8.02 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, filing or updating any Drug Approval Application, complying with applicable governmental laws, rules and regulations or conducting pre-clinical or clinical trials, PROVIDED, that if a Party is required by law or regulation to make any such disclosures of the other Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, and with prior written notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality, Confidential Information to any Third Party for the purpose of carrying out the purposes of this Agreement. Nothing in this Article VIII shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder, or from using Confidential Information that is specifically derived from pre-clinical or clinical trials to carry out Regulatory Approval, marketing, sales or professional services support functions as is customary in the pharmaceutical industry. Where materiality of disclosure requires a press release or other disclosure pertaining to this agreement by one Party, the disclosing Party shall give at least two (2) business days' advance notice to the other Party.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Section 8.03 SURVIVAL. This Article VIII shall survive the termination or expiration of this Agreement for a period of [...***...] years.

     Section 8.04 TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes the Confidentiality Agreements between Techniclone and Berlex Laboratories, Inc. dated as of October 23, 1997. All Information exchanged between the Parties under those Agreements shall be deemed Confidential Information and shall be subject to the terms of this Article VIII, and shall be included within the definitions of Techniclone Know-How.

     Section 8.05 PUBLICATIONS. Schering shall determine the overall strategy for publication in support of the Product in the Territory.

     Section 8.06 PUBLICITY REVIEW. Subject to the further provisions of this Section and Section 11.04, no Party shall originate any written publicity, news release, or other announcement or statement relating to this Agreement or to performance hereunder or the existence of an arrangement between the Parties (collectively, "WRITTEN DISCLOSURE"), without the prior prompt review and written approval of the other, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing provisions of this Section 8.06, any Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law or any listing or trading agreement concerning its publicly traded securities, PROVIDED that prior to making such Written Disclosure, the disclosing Party shall provide the other Party with a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the proposed Written Disclosure.

                                   ARTICLE IX
              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS
              ----------------------------------------------------

     Section 9.01 OWNERSHIP. Each Party shall solely own, and it alone shall have the right to apply for, Patents within and outside of the Territory for any inventions made solely by that Party's employees or consultants in the course of performing work under this Agreement. Inventions made jointly by employees or consultants of Techniclone and Schering and any Patents resulting therefrom shall be owned by Schering, subject to the licenses granted to Techniclone pursuant to Article II.

     Section 9.02 DISCLOSURE OF JOINT INVENTIONS. Any such patent application disclosing inventions made jointly by the Parties shall be provided by one Party to the other reasonably in advance of the intended date for submission of such application to a governmental patent authority.

     Section 9.03 PATENT FILINGS. Each Party, at its sole discretion, cost and responsibility, shall prepare, file, prosecute and maintain Patents to cover discoveries and inventions made solely by its own employees or consultants relating to Antibody or Product and use commercially reasonable efforts to file initially all such applications in the Territory or the appropriate forum under the circumstances wherein such a Party determines it is commercially reasonable to do so. Schering shall file, prosecute and maintain Patents to cover inventions relating to the discovery, evaluation, manufacture, use or sale of the Antibody or the Product that are made jointly by personnel of Techniclone and Schering in the course of the collaboration (herein referred to as "JOINT PATENTS"). The determination of the countries in the Territory in which to file Joint Patents shall be made by Schering. Schering shall have the right to direct and control all material actions relating to the prosecution or maintenance of Joint Patents in the Territory, including interference proceedings, reexaminations, reissue opposition and revocation proceedings.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (b) The Parties agree to use commercially reasonable efforts to ensure that any Patent filed outside of the United States prior to a filing in the United States will be in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent filing in the United States. Schering shall bear all costs related to the filing of Joint Patents. The Parties agree to use commercially reasonable efforts to ensure that any Patent filed in the United States prior to filings outside of the United States will be in a form sufficient to establish the date of original filing as a priority date for the purpose of a subsequent filing in any contracting state of the Paris Convention.

     Section 9.04 THIRD PARTY PATENT RIGHTS. Each Party agrees to bring to the attention of the other Party any Third Party Patent it discovers, or has discovered, and which relates to the subject matter of this Agreement.

     Section 9.05 ENFORCEMENT RIGHTS. NOTIFICATION OF INFRINGEMENT. If either Party learns of any infringement or threatened infringement by a Third Party of the Techniclone Patents, or Joint Patents, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such infringement.

                  (b) ENFORCEMENT IN THE TERRITORY. Subject to the next sentence, Techniclone shall be obligated, at its own expense, to defend Techniclone Patents and Schering shall be obligated, at its own expense, to defend Joint Patents in the Territory. Schering shall have the right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement of any Techniclone Patents, or Joint Patents covering the manufacture, use, importation, sale or offer for sale of the Product being developed or marketed in the Territory, by counsel of its own choice. Techniclone shall have the right, at its own expense, to be represented in any action by counsel of its own choice. If Schering fails to bring an action or proceeding or otherwise take appropriate action to abate such infringement within a period of one hundred eighty (180) days of notice by Techniclone to Schering requesting action, Techniclone will have the right to bring and control any such action or proceeding relating to Techniclone Patents by counsel of its own choice and Schering will have the right to be represented in any such action by counsel of its own choice and at its own expense. If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and to give the first Party commercially reasonable assistance and authority to file and prosecute the suit. Any damages or other monetary awards recovered pursuant to this Section 9.05(b) shall be allocated first to the costs and expenses of the Party bringing suit, then to the costs and expenses, if any, of the other Party. In the event that Schering brings such action, any amounts remaining shall be distributed as follows: compensatory damages shall be treated as Net Sales in the country and calendar quarter received and punitive and exemplary damages shall be paid equally to Schering and Techniclone. In the event that Techniclone brings such action, [...***...] of any amounts remaining shall be payable to Techniclone and the remaining [...***...] payable to Schering.

                  (c) SETTLEMENT WITH A THIRD PARTY. The Party that controls the prosecution of a given action shall also have the right to control settlement of such action; PROVIDED, HOWEVER, that if one Party controls, no settlement shall be entered into without the written consent of the other Party (which consent shall not be unreasonably withheld) if such settlement would materially and adversely affect the interests of such other Party.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Section 9.06 DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third Party asserts that a patent, trademark or other intangible right owned by it is infringed by any Product in the Territory, Techniclone will be solely responsible for defending against any such assertions at its cost and expense (subject to the provisions of Section 9.05(b)), but no settlement may be entered into without the written consent of Schering, which shall not be unreasonably withheld. The costs of any such settlement (including, without limitation, damages, expense reimbursements, compliance, future royalties or other amounts) shall be paid exclusively by Techniclone. If any Third Party is successful in any such claim, and Schering is ordered to make any payments to such Third Party in connection therewith, any such payments may be offset or deducted from the payment obligations of Schering under the Agreement.

     Section 9.07 PATENT EXPENSES. All worldwide Patent Expenses with respect to Techniclone's Patents shall be borne by Techniclone, subject to the terms of this Agreement. All worldwide Patent expenses with respect to Joint Patents shall be borne by Schering, subject to the terms of this Agreement.

     Section 9.08 TRADEMARKS. Schering shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with the Product and shall own (or license in the case of "Oncolym") and control such trademarks (and pay any costs in connection therewith). Techniclone recognizes the exclusive ownership by Schering of any proprietary Schering name, logotype or trademark furnished by Schering (including Schering's Affiliates) for use in connection with the Product. Techniclone shall not, either while this Agreement is in effect, or at any time thereafter, register, use or attempt to obtain any right in or to any such name, logotype or trademark or in and to any name, logotype or trademark confusingly similar thereto.

     Section 9.09 USE OF NAMES. Neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the FDA and the Securities and Exchange Commission, in which case Schering shall be referred to as "Schering AG, Germany". Techniclone agrees not to use the name "Schering" in relation to this transaction in any press release, public announcement or other public document without the approval of Schering, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE X
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 10.01 REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants to the other Party as follows:

                      (i) The Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to such Party's knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                      (ii) Techniclone has not granted (except with respect to Existing Licenses referred to in Section 2.02 above), and during the term of the Agreement neither Party will grant, any right to any Third Party relating to the Techniclone Patents, Techniclone Know-How and Joint Patents in the Field which would conflict with the rights granted to either Party hereunder.

                  (b) Techniclone hereby represents and warrants to Schering that Techniclone:

                      (i) Has provided to Schering all information in its possession or control or of which it is aware as of the Effective Date, concerning efficacy, side effects, injury, toxicity, or sensitivity, reaction and incidents or severity thereof, associated with any clinical use, studies, investigations, or tests with the Product (animal or human), whether or not determined to be attributable to the Product;

                      (ii) Has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of the Product in accordance with applicable United States law, known or published standards of the FDA and EMEA, and the scientific standards applicable to the conduct of studies in the United States and the European Union;

                      (iii) Has employed and will in the future employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of Techniclone's clinical and preclinical studies of the Product;

                      (iv) Has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best knowledge of Techniclone, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of the Product;

                      (v) In the course of Developing the Product, has not conducted, and during the course of this Agreement it will not conduct, any Development activities in violation of applicable GCPs, GLPs or GMPs; PROVIDED, HOWEVER, that with respect to periods prior to the Effective Date, this representation is limited to Information included or to be included in a Drug Approval Application or matters relevant to Oncolym;

                      (vi) As of the Effective Date, except as it may have previously disclosed to Schering in writing, has not received any notices of infringement or any written communications relating in any way to a possible infringement with respect to Oncolym and any potential Products, and that it is not aware that the manufacture, use or sale of Oncolym or any potential Products infringes any Third Party patent rights;

                      (vii) As of the Effective Date, is not aware of any prior act or any fact which causes it to conclude that any Techniclone Patent is invalid or unenforceable;

                      (viii) Has complied in all material respects with each license listed on Exhibit C hereto, and during the term hereof will comply in all material respects, and use all reasonable efforts to keep in full force and effect, each such license; neither this Agreement, nor any of the transactions contemplated hereby will, with the giving of notice or the lapse of time, or both, constitute a default or breach of any such license; and

                      (ix) Techniclone has obtained all right, title and interest in and to all rights to Oncolym and the Techniclone Patents and Techniclone Know-How, free and clear of any liens, encumbrances or rights to repurchase; and

                      (x) During the term hereof, Techniclone will not grant a lien on this Agreement or on any of Techniclone's rights or obligations hereunder or on the Techniclone Patents or Techniclone Know-How related to the Product.

     Section 10.02 INDEMNIFICATION FOR BREACHES OF REPRESENTATIONS AND WARRANTIES. Each Party hereby agrees to save, defend and hold the other Party and its directors, officers, agents and employees harmless from and against any and all Losses resulting directly or indirectly from the breach of any representation or warranty made by such Party hereunder. In the event that a Party is seeking indemnification under this Section 10.02, it shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.

     Section 10.03 PERFORMANCE BY AFFILIATES. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates, PROVIDED, HOWEVER, that each Party shall remain responsible for and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

                                   ARTICLE XI
                             INFORMATION AND REPORTS
                             -----------------------

     Section 11.01 INFORMATION AND REPORTS DURING DEVELOPMENT AND COMMERCIALIZATION. Schering and Techniclone will disclose and make available (subject to any confidentiality agreements or requirements of law) to each other without charge all preclinical, clinical, regulatory, and other Information, including copies of all preclinical and clinical reports, known by Schering or Techniclone directly concerning the Product within the Field at any time during the term of this Agreement. Each Party shall own and maintain its own database of clinical trial data accumulated from all clinical trials of the Product for which it was responsible and of adverse drug event information for the Product. At the option of the requesting Party, such data shall be provided in a computer readable or other electronic format by the providing Party, to the extent available, which shall also assist in the transfer and validation of such data to the receiving Party. Without limitation of the foregoing, each Party shall supply to the other the Information required by the other Party and requested by it (either as a routine practice or as a specific request) for purposes of compliance with regulatory requirements. With respect to information concerning Commercialization, Schering agrees to keep Techniclone regularly informed on all post marketing activities, but shall have no obligation, except as specifically set forth in this Agreement, to share pricing, marketing or sales information with Techniclone.

     Section 11.02 ADVERSE DRUG EXPERIENCES; COMPLAINTS. The Parties agree to enter into a standard operating procedure by and between the Parties to govern the exchange of Information relating to adverse drug experiences, Product quality, and Product complaints.

     Section 11.03 RECORDS OF REVENUES AND EXPENSES. Each Party will maintain complete and accurate records which are relevant to revenues, costs, expenses and payments on a country-by-country basis in the Territory under this Agreement and such records shall be open during reasonable business hours for a period of two (2) years from creation of individual records for examination at the other Party's expense and not more often than once each year by a certified public accountant selected by the other Party, or the other Party's internal accountants unless the first Party objects to the use of such internal accountants, for the sole purpose of verifying for the inspecting Party the correctness of calculations and classifications of such revenues, costs, expenses or payments made under this Agreement. Each Party shall bear its own costs related to such audit; PROVIDED that, for any underpayments greater than five (5) percent by Schering, Schering shall pay Techniclone the amount of underpayment, interest as provided for in Section 6.03 from the time the amount was due and Techniclone's out-of-pocket expenses. For any underpayments less than five (5) percent by Schering found under this Section, Schering shall pay Techniclone the amount of underpayment. Any overpayments by Schering will be refunded to Schering or credited to future royalties, at Schering's election. Any records or accounting information received from the other Party shall be Confidential Information for purposes of Article VIII. Results of any such audit shall be provided to both Parties, subject to Article VIII.

                  (b) If there is a dispute between the Parties following any audit performed pursuant to Section 11.03(a), either Party may refer the issue (an "AUDIT DISAGREEMENT") to an independent certified public accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

                      (i) The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 11.03(b).

                      (ii) Within thirty (30) business days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

                      (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within ten (10) business days of the selection of such independent expert.

                      (iv) The independent expert shall render a decision on the matter as soon as practicable.

                      (v) The decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions hereof.

                      (vi) All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by each Party in inverse proportion to the disputed amounts awarded to the Party by the independent expert through such decision (e.g. Techniclone disputes $100, the independent expert awards Techniclone $50, then each Party pays 1/2 of the independent expert's costs) in all other cases.

                                  ARTICLE XII
                              TERM AND TERMINATION
                              --------------------

     Section 12.01 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein shall continue in effect until such time as (i) no royalties are payable under Article VI hereunder to Techniclone; and (ii) Techniclone's manufacturing obligations described in
Article VII shall have terminated, provided that the license granted pursuant to
Section 6.01(e) shall survive such termination.

     Section 12.02 TERMINATION AT WILL.

                  (a) Notwithstanding any other term or provision hereof expressly or impliedly to the contrary, Schering may terminate this Agreement in its entirety or on a country-by-country basis, and be fully released of any obligations hereunder (except as is expressly provided for herein) as follows:

                      (i) immediately at any time if Schering determines, in its reasonable judgment, that there are issues of Safety or Tolerability;

                      (ii) immediately if (A) the FDA requires that the Existing Trials be repeated before a Phase III Clinical Trial can begin; (B) the FDA requires that a new Phase II Clinical Trial be conducted before a Phase III Clinical Trial can begin; (C) the FDA has not allowed the commencement of a Phase III Clinical Trial by [...***...]; (D) the FDA Conversion Meeting does not occur by [...***...]; or (E) Techniclone fails to deliver or it becomes reasonably clear that Techniclone will fail to deliver in time appropriate quantities of clinical supplies of Antibody, Product and Packaged Product such that Clinical Development is or will be delayed by a period of [...***...] or more beyond the date anticipated in the Development Plan.

                      (iii) upon ten days' written notice to Techniclone, if, based upon data from, or the results of, the first Phase III Clinical Trial of the Product, Schering determines, using its reasonable judgment, that such results do not support the submission of the Product for Regulatory Approval based upon the criteria for Regulatory Approval established at the Conversion Meeting or subsequently by the FDA (the "Approval Criteria");

                      (iv) upon [...***...] written notice, given at any time prior to the receipt of Regulatory Approval, if Schering determines that for reasons of efficacy or risk/benefit therapeutic ratio, that the Product, in Schering's reasonable scientific or business discretion, is not considered acceptable, applying the standard of medical care and/or business judgment of major international pharmaceutical companies engaged in the oncology business, and taking into account the standard of medical care then applicable at major international oncology treatment centers;

                      (v) upon [...***...] written notice given at any time prior to Regulatory Approval, for any reason;

                      (vi) at any time after Regulatory Approval, upon [...***...] notice to Techniclone, for any reason; and

                      (vii) immediately if Techniclone has not concluded a definitive agreement (in compliance with Section 7.01) providing for a radiolabeling site for the production of Product and Packaged Product [...***...].


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (b) TERMINATION FOR MATERIAL BREACH. Failure by Schering or Techniclone to comply with any of the respective material (which, for the purposes hereof, shall not include Section 3.05) obligations and conditions contained in this Agreement shall entitle the other Party to give the Party in default notice requiring it to cure such default. If such default is not cured within ninety (90) days after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement or in the event of an uncured material breach by Techniclone, effect the rights of Schering set forth in
Section 12.02(e) by giving a notice to take effect immediately. Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not reasonably capable of being cured within the ninety (90) day cure period by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the notifying Party may not terminate this Agreement, provided, however, that the notifying Party may terminate this Agreement if such default is not cured within one hundred eighty (180) days of such original notice of default. The right of either Party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default.

                  (c) TERMINATION FOR INSOLVENCY. In the event that one of the Parties hereto shall go into liquidation, a receiver or a trustee be appointed for the property or estate of that Party and said receiver or trustee is not removed within sixty (60) days, or the Party makes an assignment for the benefit of creditors (collectively, a "BANKRUPTCY EVENT"), and whether any of the aforesaid Bankruptcy Events be the outcome of the voluntary act of that Party, or otherwise, the other Party shall be entitled to terminate this Agreement (or in the event Techniclone suffers such a Bankruptcy Event, Schering may effect its rights described in Section 12.02(e) forthwith by giving a written notice to Techniclone). Each Party agrees (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit the termination of this Agreement or in any way modify the effects thereof as provided herein; and each Party (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the other Party, but will suffer and permit the execution of every power as though no such law had been enacted.

                  (d) EFFECT OF TERMINATION. (A) In the event that this Agreement is terminated by Schering in one or more countries or in its entirety in accordance with Section 12.02(a), or commercialization of the Product is discontinued by Schering in one or more countries pursuant to Section 6.01(d), or this Agreement is terminated by Techniclone pursuant to Section 12.02(b) in one or more countries if Schering either fails to use commercially reasonable efforts to enable the Product to obtain Regulatory Approval in those countries where Schering is obligated to do so pursuant to Section 3.03(b), or fails to Commercialize the Product in the countries where Schering is obligated to do so pursuant to Section 5.02, and in the event that the Agreement is terminated by either Party in its entirety in accordance with Sections 12.02(a),(b) or (c) hereof, as applicable, subject to Section 12.02(e), Schering will with respect to each country, as a whole, for which the termination applies:

                      (i) deliver to Techniclone the Techniclone Know-How and assign to Techniclone its rights in said Techniclone Know-How and Techniclone Patents if any, in either case relating solely to the country that is the subject of the termination;

                      (ii) not use the Techniclone Know-How as long as it has to be kept confidential pursuant to Article VIII hereof in such country;

                      (iii) not infringe any of the Techniclone Patents in such country;

                      (iv) make all payments incurred under this Agreement with respect to such country prior to the effective termination date;

                      (v) transfer all regulatory filings and approvals related to the Product in such country to Techniclone upon Techniclone's written request for same;

                      (vi) transfer to Techniclone responsibility for and control of ongoing work of Schering related to the Product, Affiliates and Third Parties in an expeditious and orderly manner with the costs for such work assumed by Techniclone as of the date of notice;

                      (vii) reconvey to Techniclone all rights to the trademark for "Oncolym" granted pursuant to Section 2.01; and

                      (viii) sell to Techniclone, at any time within ninety (90) days of such termination, at Techniclone's election, all or any portion of the inventory of the Product owned by Schering or its Affiliates which are intended for sale in such country at a price equal to Schering's or its Affiliate's cost for such inventory; such election shall be made by Techniclone in writing and within thirty (30) days of such election, Schering shall ship at Techniclone's cost and direction such inventory to Techniclone. Techniclone shall pay for such inventory within forty-five (45) days of receipt of such inventory.

         (B) If as a result of the operation of Section 12.02(d)(A) Techniclone has the right to Commercialize the Product in one or more countries while Schering is Commercializing the Product in the United States or Europe, then upon written notice from Schering, Techniclone agrees to refrain from Commercializing the Product in any country in which such Commercialization, in the reasonable opinion of Schering, would have a material negative impact on Schering's Commercialization in the United States or Europe.

                  (e) EFFECT OF TERMINATION BY SCHERING PURSUANT TO SECTIONS 12.02(b) AND (c). In the event of a Bankruptcy Event or a material default described in Sections 12.02(b) and (c) by Techniclone (which default is not cured as provided therein), Schering may elect in lieu of terminating this Agreement to declare the license granted pursuant to this Agreement to be irrevocable. From the date of receipt of notice of such election, Techniclone shall have no further rights or obligations under this Agreement, except that Techniclone may enforce any financial obligations of Schering, including those arising under Section 3.04, Articles IV and VI herein before or after such election, and Schering may enforce any manufacturing and supply obligations of Techniclone, including those arising under Section 12.02(g); PROVIDED that if such election occurs prior to the First Commercial Sale of the Product, any additional Development Expenses and reasonable costs incurred by Schering to Commercialize the Product as a result of such election shall be credited against amounts payable by Schering to Techniclone.

                  (f) EFFECT OF TERMINATION BY SCHERING PURSUANT TO CERTAIN SUBSECTIONS OF SECTION 12.02(a). If Schering terminates this Agreement pursuant to:

                      A. Section 12.02(a)(i), (iii), or (iv), THEN Schering shall reimburse Techniclone for [...***...] of the non-cancellable Third Party Costs ("Non-cancellable Costs") that Techniclone may incur after the effective time of termination with respect only to clinical trials underway at such effective time; PROVIDED, HOWEVER, that Schering's [...***...] share of Non-cancellable Costs shall not exceed $[...***...]; or

                      B. Section 12.02(a)(v), THEN Schering shall, if a Phase III Clinical Trial is then underway for the Product, be obligated to fund [...***...] of the costs of completing all then ongoing Phase III Clinical Trials for the Product ("Completion Costs"); PROVIDED, HOWEVER, that amounts payable under this subsection (B) shall not exceed $[...***...].

                  (g) OBLIGATIONS OF MANUFACTURING PARTY. In the event of termination of this Agreement pursuant to this Section 12.02 where the Party terminating this Agreement is the Manufacturing Party, the Manufacturing Party shall continue to provide for manufacture of the Antibody, Product and/or Packaged Product, as applicable, to the extent provided prior to notice of such termination, from the effective date of such termination until such reasonable time as the Non-Manufacturing Party is able to secure an equivalent alternative commercial manufacturing source, as requested by the Non-Manufacturing Party.

                  (h) GENERAL. Except where expressly provided for otherwise in this Agreement, termination of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any Party's right to obtain performance of any obligation.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (i) TECHNICLONE ROYALTY TO SCHERING. In the event that Schering terminates this Agreement under Section 12.02(a)(ii), or terminates this Agreement and pays Completion Costs to Techniclone under Section 12.02(f), and, after such termination by Schering, either Techniclone or a Techniclone Affiliate or a Techniclone licensee or distributor or an acquirer of all or substantially all of the shares or assets of Techniclone markets the Product in any country of the Territory, then: (i) Techniclone (in the case of marketing by Techniclone or a Techniclone Affiliate, licensee, or distributor) or such acquirer of the shares or assets of Techniclone shall pay Schering a royalty of [...***...] percent of Techniclone's or such Affiliate's, licensee's, distributor's or acquirer's Net Sales of the Product until Schering receives (A) if Schering terminates pursuant to Section 12.02(a)(ii), an amount in cash equal to $[...***...] or (B) if Schering terminates and pays Completion Costs to Techniclone under Section 12.02(f), an amount in cash equal to one-half of the amount of Completion Costs paid to Techniclone under Section 12.02(f); (ii) the royalty payable by Techniclone or such acquirer to Schering shall be paid on the terms (except for the royalty rate) set forth in Sections 6.02 through 6.06 for the payment of the royalty from Schering to Techniclone; and (iii) Techniclone shall contractually obligate any acquirer of all or substantially all of the shares or assets of Techniclone to abide by the terms of this Agreement, including without limitation this Section 12.02(i).

     Section 12.03 SURVIVING RIGHTS. The rights and obligations set forth in this Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge.

                                  ARTICLE XIII
                                 INDEMNIFICATION
                                 ---------------

     Section 13.01 INDEMNIFICATION. With respect to the Product (determined on a country by country basis):

                  (a) Except as provided in Article 13.01(b) and in the exception specified below, Schering hereby agrees to save, defend and hold Techniclone and its directors, officers, agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees (collectively, "LOSSES"), resulting from the commercial sale of the Product except to the extent such Losses result from the negligence or willful misconduct of Techniclone or a breach by Techniclone of any warranty, covenant or obligation under Article VII, in which case Techniclone hereby agrees to save, defend and hold Schering and its directors, officers, agents and employees harmless from any and all such Losses.

                  (b) Except as provided in Article 13.01(a), Schering and Techniclone hereby agree to save, defend and hold the other Party and its directors, officers, agents and employees harmless from and against any and all Losses resulting directly from the Development of the Product to the extent such Development was performed by such Party except to the extent such Losses result from the negligence or willful misconduct of the other Party, in which case such Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from any and all such Losses.


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (c) Each indemnified Party agrees to give the indemnifying Party prompt written notice of any Loss or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Sections 13.01(a) or (b). Each Party shall furnish promptly to the other copies of all papers and official documents received in respect of any Loss. With respect to any Loss relating solely to the payment of money damages and which will not result in the indemnified Party becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Loss if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief, or any remedy other than the payment of money which is the responsibility of the indemnifying Party. The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by the indemnified Party which is reached without the written consent of the indemnifying Party. The reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified Party in connection with any Loss, shall be reimbursed on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

                                  ARTICLE XIV
                                  MISCELLANEOUS
                                  -------------

     Section 14.01 ASSIGNMENT. Schering may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates or to any sublicensee as provided in Section 2.01; PROVIDED, HOWEVER, that such assignment shall not relieve Schering of its responsibilities for performance of its obligations under this Agreement.

                  (b) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     Section 14.02 RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development and to market products using such Party's technology other than as herein expressly provided.

     Section 14.03 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     Section 14.04 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "Schering," "Schering," or "Techniclone" or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

     Section 14.05 NOTICES. All notices hereunder shall be in writing and shall be deemed given if delivered personally or two days after mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; PROVIDED that notices of a change of address shall be effective only upon receipt thereof).

                  (a) If to Techniclone:

                           President
                           Techniclone Corporation
                           14282 Franklin Avenue
                           Tustin, CA  92680

                           With a copy to:

                           Rutan & Tucker, LLP
                           611 Anton Boulevard
                           Suite 1400
                           Costa Mesa, CA 92626
                           Attention:  Thomas J. Crane

                  (b)  If to Schering:

                           Schering Aktiengesellschaft
                           13342 Berlin
                           Germany
                           Attention: Head of Oncology SBU

                           With a copy to:

                           Schering Aktiengesellschaft
                           13342 Berlin
                           Germany
                           Attention: Legal Department

                           With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           One Market
                           Spear Street Tower
                           San Francisco, CA 94105
                           Attention:  Michael J. Kennedy


     Section 14.06 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or any other of such Party's rights or remedies provided in this Agreement.

     Section 14.07 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent or in any country, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     Section 14.08 AMBIGUITIES. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     Section 14.09 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of New York as applied to contracts entered into and performed entirely in New York by New York residents.

     Section 14.10 HEADINGS. The sections and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

     Section 14.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 14.12 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all Exhibits attached hereto and thereto, and all documents delivered concurrently herewith and therewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement, including without limitation the exhibits, schedules and attachments thereto, are intended to define the full extent of the legally enforceable undertakings of the Parties hereto, and no promise or representation, written or oral, which is not set forth explicitly herein or therein is intended by either party to be legally binding. Both Parties acknowledge that in deciding to enter into the Agreement and to consummate the transaction contemplated hereby neither has relied upon any statement or representations, written or oral, other than those explicitly set forth herein.

     Section 14.13 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, travel, lodging, meals and entertainment incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 14.14 INDEPENDENT CONTRACTORS. The status of the Parties under this Agreement shall be that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties. This Agreement is not intended to be a partnership between Techniclone and Schering for federal, state or local income tax purposes.

                  IN WITNESS WHEREOF, Techniclone and Schering have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  TECHNICLONE CORPORATION



                                  By:    \S\ LARRY O. BYMASTER
                                     -------------------------------------------
                                  Name:  LARRY O. BYMASTER
                                  Title:  PRESIDENT & CHIEF EXECUTIVE  OFFICER





                                  SCHERING AG



                                  By:  \S\ G. STOCK
                                     -------------------------------------------
                                  Name:  PROF. G. STOCK
                                  Title:  MEMBER OF EXECUTIVE BOARD OF DIRECTORS


                                  By:   \S\ J. F. KAPP
                                     -------------------------------------------
                                  Name:  DR. J. F. KAPP
                                  Title:  HEAD OF STRATEGIC BUSINESS UNIT,
                                          THERAPEUTIC

                                   EXHIBIT A-1
                               TECHNICLONE PATENTS


1.       [...***...] issued [...***...]; [...***...], "[...***...]."






[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.








                                   EXHIBIT A-2


                  THIRD PARTY AGREEMENTS (EXCLUDING LICENSES)
                   ------------------------------------------





None.

                                    EXHIBIT B
                           DEVELOPMENT PLAN AND BUDGET


The following information reflect estimates only, which are not binding. The following information is based upon current assumptions by Techniclone and is subject to change by the Joint Development Committee (JDC) and if the assumptions made in this document are not realized.


CLINICAL PLAN

Phase III Study Design:

The plan is for an open-label, non-randomized, multi-center, single 1311Lym-1 dose-level study in subjects with intermediate- or high-grade B-cell Non-Hodgkin's lymphoma who have relapsed following [...***...] courses of intensive multi-drug chemotherapy. Tumor tissue from the subjects must be positive for Lym-1 by histology and/or localization of radioactivity with an imaging study. Ninety subjects will be treated at up to 16 study sites. (A subject is considered to be evaluable if he/she has received at least one course of treatment and has had their indicator lesions measured on an x-ray CT scan performed 4 weeks after this treatment). An imaging analysis will be performed prior to initiation of therapy to quantitatively assess the uptake of the radiolabeled Lym-1 antibody. All subjects who qualify for the treatment phase of the protocol after imaging will receive therapeutic treatment with two (2) doses of [...***...], unless: 1) the tumor progresses or 2) toxicity precludes completion of dosing. Treatment doses will be administered at 6-week intervals or when hematologic indices are acceptable per the protocol. The primary endpoint in this trial will be the incidence of overall response (CR + PR), as determined by an independent reviewer assessed across all measurable lesions. An overall response rate of >35% will be considered evidence of efficacy. Duration of response and survival will be the secondary endpoints.

The Parties envisage commencement of the Phase III Clinical Trial no later than [...***...], by which date sufficient quantities of Antibody, Product and Packaged Product of appropriate quality will be available to begin and proceed with all reasonable diligence with and complete the Phase III Clinical Trial.

TOTAL CLINICAL TRIAL COSTS (ESTIMATED) - $[...***...]


[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CMC MANUFACTURING

Techniclone plans to manufacture antibody at the Techniclone facility in Tustin CA. Transition to a commercial contract facility (e.g. Schering, Lonza or Covance) will commence at least [...***...] prior to exceeding maximum capacity at the Techniclone facility (based upon Schering forecasts). The plan calls for the commercial scale antibody to be available no later than [...***...] with the following timetable/assumptions:

1. Process issues and yield optimization complete - [...***...]
2. Begin conformance lot runs - [...***...]
3. End conformance lot runs - [...***...]
4. Short term stability (last lot) - [...***...]
5. BLA submission - [...***...]

TOTAL CMC SCALEUP COSTS INCLUDING ADDITIONAL CAPITAL EQUIPMENT AND MANPOWER (ESTIMATED) - $[...***...]

Techniclone's projections for product assume the in-house antibody production will accommodate from [...***...] to [...***...] treatments per year depending upon the final yield optimization. This projection does not include building antibody inventory based on the known 2-year stability of the LYM-1 drug substance.


RADIOLABELING

Techniclone plans on contracting with MDS Nordion (Ottawa) for manufacture and distribution of the final Iodine-131 labeled drug product (Oncolym(R)).

The following milestones assume BLA submission in the United States in [...***...].

1. Finalize commercial process including scale up - [...***...]
2. Finalize facility design at Nordion - [...***...]
3. Begin facility construction - [...***...]
4. Complete facility and commission - [...***...]

TOTAL RADIOLABELING SCALEUP COSTS (ESTIMATED) - $[...***...]


PRICING ESTIMATES

1.       Antibody manufacture will produce [...***...]/run in 300L reactor.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.       Nordion will radiolabel [...***...] vials per batch run.

3. The amount of unused radiolabeled vials per batch (scrap) will decrease as sales volume increases to the level necessary to utilize the batch yield.

4. The radiolabeling facility has associated fixed costs; as volume increases the cost per batch is reduced thus lowering cost per dose.





[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C

                              THIRD PARTY LICENSES
                              --------------------



License Agreement dated June 12, 1985 by and between Northwestern University and Techniclone ("[...***...]" (NU 8314-A) only).



Agreement dated October 28, 1992 by and among Techniclone, Cancer Biologics, Inc. and American Cyanamid.



Termination and Transfer Agreement dated as of November 14, 1997 by and between Techniclone and Alpha Therapeutic Corporation.



Option Agreement dated October 23, 1998 by and between Techniclone and Biotechnology Development, Ltd., as amended.



Option Agreement dated February 29, 1996 by and between Techniclone and Biotechnology Development Limited.



Distribution Agreement dated as of February 29, 1996 by and between Biotechnology Development, Ltd. and Techniclone.

[...***...] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                     Page 1 of 3
                                    EXHIBIT D

                                 VTA TERM SHEET


1. Techniclone will grant Schering exclusive worldwide rights to develop, manufacture, market and sell products for all human and animal diagnostic, therapeutic and preventative indications under all Techniclone patents, know-how and other technology relating to the VTA Technology. Techniclone will maintain (administratively and financially) all of its third party licenses to the VTA Technology licensed to Schering by Techniclone existing as of the execution of the VTA Agreement (defined below). If any additional third party licenses are needed to ensure that Techniclone has licenses to all necessary patents covering the VTA Technology, Techniclone shall be responsible (administratively and financially) for obtaining such third party licenses. Any additional third party licenses needed to manufacture or market any product developed by Schering from the VTA Technology licensed by Techniclone to Schering are the responsibility (administratively and financially) of Schering.

2.         Up front payment of $3 million ( any future credits under Section
           2.04 of Oncolym License Agreement will not be applicable to off-set this initial $3 million payment, Schering's equity investment or more than $1.5 million of the milestone in Point 5; the remaining credit can be taken against all other payments due from Schering to Techniclone under the VTA Agreement) upon execution of Development & License Agreement between Schering and Techniclone Corporation for Techniclone's Vascular Targeting Agents ("VTA Agreement").

3. Schering makes an equity investment in Techniclone at execution of VTA Agreement of $6 million at 10% price premium to market (where "market" is equal to the average closing sales price of Techniclone stock during the ten (10) trading days preceding the execution of the VTA Agreement). Schering shall have the right to one board seat or, at Schering's option the right to appoint one board observer who will be allowed to attend board meetings and receive all information given to board members. In the event of a conflict of interest, the Schering board member/observer will not participate or be given sensitive information.

4. Schering funds 100% of all research and development expenses associated with VTA up to filing of IND, including Dr. Phil Thorpe's continuing program at the University of Maine.

5. $5 million milestone payment for first IND filed. If IND is not filed within 24 months after execution of agreement, and such failure to file is not due to circumstances beyond the control of Schering, then Techniclone has the option of having the rights revert back OR be paid $5 million by Schering.

6. Schering funds 100% of all development, clinical expenses and intellectual property expenses including 100% of all CMC/manufacturing expenses for clinical study drug and commercialization.

7.         Milestone payments paid at proof of concept point as follows:

           a. $2 million paid at commencement of Phase II (dosing of first patient).
           b. $10 million paid at commencement of Phase III (dosing of first patient).

8. One time $7 million milestone payment paid upon first BLA acceptance for filing in U.S., Europe or Japan.

9. Milestone payments paid at market approval and first commercial sale ( but in no event more than six months following market approval) as follows:

           a.         $12 million for US.
           b.         $12 million for Europe.
           c.         $10 million for Japan

10. Royalty rate of 12% on worldwide Schering net sales of all VTA products for as long as there is at least one valid and enforceable Techniclone patent claim covering the product, or 10 years from first commercial sale, whichever is longer, to be determined on a country-by-country basis. After completion of the royalty term in each country, Schering shall have a fully paid up, perpetual royalty-free license to Techniclone know-how. If there is no patent coverage in a country and generic competition enters the market during the royalty term, then for the duration of the royalty term the royalty rate will be 6% in such country.

11. Schering will be responsible for manufacturing or having manufactured Schering's requirements of clinical supplies and commercial Product at Schering's expense.

12. Schering will be responsible for design of the clinical development plan and conducting all clinical studies needed for approval.

13. Schering shall assemble, file and own all INDs and applications for regulatory approval. Schering will seek approval in the countries in which it believes it to be commercially reasonable to do so.

14.        Indications to be developed to be at the sole discretion of Schering.

15.        Termination rights of Schering.

           - At the end of any phase of clinical research prior to paying the milestone due at the beginning of the next phase;

           - Entire VTA Agreement or on a country -by-country basis at any time without cause on 90 days advance notice;

           - Effect of termination by Schering: license all VTA rights back to Techniclone, including transfer of all data specifically relating to the VTA Technology and generated by Schering in the course of its activities under the VTA Agreement up to date of termination; [...***...] royalty to Schering if returned product marketed by Techniclone or licensee until Schering milestone payments (excluding any equity investments) paid for the respective country recouped. In the case of Europe, milestone will be allocated as a fraction of a particular country population (i.e., Germany, France) to total Europe population.

16. Termination rights of both parties: material breach (preceded by a cure period); insolvency of the other party.

17. This term sheet is binding on Techniclone for thirty (30) days following execution of the Oncolym License Agreement.